As filed with the Securities and Exchange Commission on January 18, 2000

                                                      Registration No. 333-20011
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                      ------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933
                      ------------------------------------
                       EAGLE WIRELESS INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

            TEXAS                     3669                   76-0494995
(State or other jurisdiction    (Primary Standard         (I.R.S. Employer
     of incorporation or    Industrial Classification  Identification Number)
        organization)              Code Number)

                                                       H. DEAN CUBLEY
     101 COURAGEOUS DRIVE                    EAGLE WIRELESS INTERNATIONAL, INC.
   LEAGUE CITY, TEXAS 77573                         101 COURAGEOUS DRIVE
        (281) 538-6000                            LEAGUE CITY, TEXAS 77573
(Address, and telephone number                         (281) 538-6000
of principal executive offices)             (Name, address and telephone number
                                                   of agent for service)

                                   COPIES TO:
                             MARGARET C. FITZGERALD
                            BREWER & PRITCHARD, P.C.
                             1111 BAGBY, 24TH FLOOR
                              HOUSTON, TEXAS 77002
                              PHONE (713) 209-2911
                            FACSIMILE (713) 209-2921
                              ---------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                             -----------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                          ----------------------------

                      EAGLE WIRELESS INTERNATIONAL, INC.

                  RESALE OF 13,847,318 SHARES OF COMMON STOCK
                     RESALE OF 5,033,334 CLASS B WARRANTS

   This prospectus relates to the resale of 13,847,318 shares of our common stock, which are being sold by the selling stockholders. The shares of common stock to be resold include 2,730,650 shares currently issued and outstanding and up to 11,116,668 shares to be issued upon:

o the exercise of class A warrants outstanding to purchase an aggregate of 5,033,334 shares of common stock at $4.00 per share, which expire in August 2000,
o the exercise of class B warrants outstanding to purchase an aggregate of 5,033,334 shares of common stock at $6.00 per share, which expire in August 2000, and
o the exercise of class C warrants outstanding to purchase an aggregate of 1,050,000 shares of common stock at $2.00 per share, which expire in August 2000.

   This prospectus also relates to the resale of the class B warrants to purchase 5,033,334 shares of our common stock.

   We will not receive any proceeds from the resale of common stock by the selling stockholders. We will retain all proceeds from the exercise of the subject warrants, regardless of the number exercised. The gross proceeds, a maximum amount of approximately $52,433,340, will be used for working capital and general corporate purposes.

   Our common stock is listed on the OTC Bulletin Board under the symbol "EGLW." The class B warrants are listed under the symbol "EGLWZ." On January 12, 2000, the last reported sale price for the common stock was $8.00. On January 12, 2000, the last reported sale price for the class B warrants was $1.50.


   THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3 ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.


   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------------------

                The date of this prospectus is January __, 2000

                              TABLE OF CONTENTS
                                                                          PAGE
    Prospectus Summary.......................................................1
    Risk Factors.............................................................3
    Use of Proceeds..........................................................7
    Price Range of Common Stock..............................................8
    Dividend Policy..........................................................8
    Capitalization...........................................................9
    Management's Discussion and Analysis of Financial Condition
      and Results of Operations.............................................10
    Business................................................................13
    Management..............................................................21
    Executive Compensation..................................................23
    Principal Stockholders..................................................24
    Description of Capital Stock............................................26
    Plan of Distribution and Selling Stockholders...........................30
    Legal Matters...........................................................47
    Experts.................................................................47
    Where to Find More Information..........................................47
    Financial Statements...................................................F-1

                              PROSPECTUS SUMMARY

      This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the specific terms of the common stock and class B warrants we are offering, you should carefully read the entire prospectus, including the risk factors beginning on page 3 and the financial statements.

                      EAGLE WIRELESS INTERNATIONAL, INC.

      We are a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. In addition, radio remote control products have been added to our product line. Recently, we introduced a multi-media home entertainment product to the telecommunications industry. We design, manufacture, market, and service our products under the Eagle name. These products include transmitters, receivers, controllers, radio and telephone systems, and software and other equipment used in personal communications systems, which includes paging, voice messaging, cellular and message management, and mobile data systems. We incorporated BroadbandMagic.com, Inc., a wholly owned subsidiary, which will focus on the development, marketing and sale of our new multi-media set-top-box products. All references to we, our, or us refer to Eagle Wireless International, Inc., a Texas corporation, and our subsidiary.

      Our principal place of business is located at 101 Courageous Drive, League City, Texas 77573 and our telephone number is (281) 538-6000.

                                 THE OFFERING

Common stock outstanding............... 14,241,854 shares.

Common stock to be offered by our
selling stockholders................... 2,730,650 shares

Common stock underlying our class
A, B, & C warrants to be issued upon
exercise by our selling stockholders... 11,116,668 shares.

Class B warrants to be offered
by our selling stockholders............ 5,033,334.

Market for our common stock............ Our common stock and class B warrants are listed on the OTC Bulletin Board
                                        under the symbols EGLW and EGLWZ,
                                        respectively. The market for the common
                                        stock and class B warrants is limited,
                                        sporadic and highly volatile. We can
                                        provide no assurance that there will be
                                        a market in the future for our common
                                        stock.

                         SUMMARY FINANCIAL INFORMATION

       The following table depicts the summarized financial operations of Eagle Wireless. The information is only a summary and does not provide all of the information contained in the actual financial statements.

                               FOR THE YEAR ENDED     FOR THE THREE MONTHS ENDED
                                   AUGUST 31,               NOVEMBER 30,
                             -----------------------  -------------------------
                               1998         1999          1998         1999
STATEMENT OF EARNINGS         AUDITED      AUDITED     UNAUDITED    UNAUDITED
                             ----------   ----------  -----------   -----------
Net sales .................. $4,827,434   $2,217,275     $931,000      $656,000
Cost of goods sold..........  1,964,954    1,336,502      420,000       251,000
Operating expenses..........  2,107,058    1,318,981      535,000       534,000
Earning (Loss) before income
  tax.......................    755,422     (438,208)     (24,000)     (129,000)
Net Earnings................    770,968      168,271       96,000        68,000

                                                                NOVEMBER 30,1999
BALANCE SHEET DATA                                                  UNAUDITED
                                                                ----------------
Working capital................................................ $      1,824,000
Total assets...................................................       11,397,000
Long-term debt, net............................................            8,000
Shareholders' equity...........................................        8,999,000

                                 RISK FACTORS

       Any investment in shares of our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

WE HAVE A LIMITED OPERATING HISTORY FOR YOU TO EVALUATE EAGLE WIRELESS AND YOU WILL HAVE TO MAKE YOUR INVESTMENT DECISION ON THIS LIMITED OPERATING HISTORY.

      We have a limited operating history and are subject to all the substantial risks inherent in the commencement of a new business enterprise. Additionally, we have a limited business history for you to analyze and aid you in making an informed judgement as to the merits of an investment in Eagle Wireless. Any investment in Eagle Wireless should be considered a high risk investment because you will be placing funds at risk in a company with unforeseen costs, expenses, competition and other problems to which relatively new ventures are often subject. Our prospects must be considered in light of the risks, expenses and difficulties encountered in establishing a business in a highly competitive industry characterized by rapid technological development.

ALTHOUGH WE HAVE HAD A HISTORY OF EARNINGS, WE HAD A DECREASE IN EARNINGS AND REVENUES IN FISCAL 1999 AND FOR THE FIRST QUARTER OF FISCAL 2000. WE MAY INCUR LOSSES IN THE FUTURE AND THERE CAN BE NO ASSURANCE WHEN OR IF WE WILL SUSTAIN LONG-TERM PROFITABILITY.

We had net sales of $4,827,434 and net earnings of $770,968 for the fiscal year ended August 31, 1998; net sales of $2,217,275 and net earnings of $168,271 for the fiscal year ended August 31, 1999; and net sales of $656,000 and net earnings of $68,000 for the three-month period ended November 30, 1999. The decreases in our earnings and revenues are primarily attributed to completion of contracts for our paging and personal communication systems and increases in research and development expenses for our convergent set-top device. It is likely this trend will continue through the short term. Accordingly, we may incur losses in the future and there can be no assurance when or if we will sustain long-term profitability.

WE REQUIRE SUBSTANTIAL CAPITAL TO PURSUE OUR OPERATING STRATEGY AND IMPLEMENT OUR BUSINESS PLAN. IF WE ARE UNABLE TO OBTAIN ADDITIONAL CAPITAL, WE MAY NOT BE ABLE TO FULLY EXECUTE OUR BUSINESS STRATEGY.

      We require substantial capital to pursue our operating strategy and implement our business plan. Our current level of operations is consuming cash at a rate of approximately $200,000 per month and is expected to continue at this rate through the end of the current fiscal year. We currently have approximately $1.1 million available for use from our credit facility. For the next six months our primary financing activities will be from our credit facility, and the exercise of various classes of warrants which we believe will provide the necessary working capital for operations. These funds will be applied to currently due payables and on-going operations. Currently, we are completing negotiations regarding a term loan to provide additional working capital to fund the development of our expanded product line. For our long term financing needs, we have an additional $3 million available for use from our credit facility, subject to certain terms and conditions. We may need additional debt or equity capital in order to continue to fund our business operations and finance our growth. There can be no assurance that we will be able to obtain additional funding from external sources on suitable terms, if at all. A decrease in expected revenues resulting from adverse economic conditions or otherwise, unforeseen costs, insufficient market penetration, inability to collect our receivable from Link-Two Communications and production and marketing costs of new product introductions could shorten the period during which the current working capital may be expected to satisfy our capital requirements.

OUR CONVERGENT SET-TOP-BOXES ARE IN THE INITIAL STAGES OF DEVELOPMENT, AND WE MAY NOT BE ABLE TO EFFECTIVELY MASS PRODUCE OR MASS MARKET THESE NEW PRODUCTS.

We have developed several prototypes of our convergent set-top-box product line, and are currently in negotiations to obtain the necessary financing to produce and market these devices. We may not be able to obtain such financing, and even if we do, we may not be able to effectively mass produce or mass market these new products. Additionally, we currently do not have any contracts with customers for the purchase of these products.

WE ARE IN AN INDUSTRY SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND AN INABILITY ON OUR PART TO ADAPT OR ADJUST OUR TECHNOLOGY TO SUCH DEVELOPMENTS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

      The design, development and manufacturing of personal communication systems, specialized mobile radio products, and multi-media entertainment products is highly competitive and characterized by rapid technology changes. We compete with other existing products and may compete against other development technology. Development by others of new or improved products or technologies may make our products obsolete or less competitive. While management believes that our products are based on established state-of-the-art technology, there can be no assurance that they will not be obsolete in the near future or that we will be able to develop a commercial market for our products in response to future technology advances and developments.

WE ARE DEPENDENT ON MEMBERS OF OUR KEY PERSONNEL AND LOSS OF THESE PERSONNEL MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

      Our success is dependent upon, among other things, the services of H. Dean Cubley, president and chief executive officer and James Futer, executive vice-president and chief operating officer. The loss of the services of Dr. Cubley or Mr. Futer, for any reason, could have a material adverse effect on our prospects. We have not entered into employment agreements with Dr. Cubley and Mr. Futer, but we do maintain $2.5 million key-man life insurance on Dr. Cubley. We have enlisted experienced personnel in several key positions; however, we cannot provide you any assurance that we will be able to continue to attract and retain qualified employees to implement our business plan.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO PROTECT OUR PROPRIETARY TECHNOLOGIES.

      We rely on non-disclosure agreements with employees, and common law remedies with respect to our proprietary technology. We have not completed filing for or obtained patents on our key technology, and there can be no assurance that the patents will be issued if applied for in the future. We cannot provide you any assurance that others will not misappropriate our proprietary technologies or develop competitive technologies or products that could have an adverse effect on our business. In addition, although we are not currently aware of any infringement claims against us or any circumstances which could lead to such claims, we cannot provide you any assurance that such a claim could not be made which could adversely affect our business.

      Our efforts to protect our intellectual property may cause us to become involved in costly and lengthy litigation which could seriously harm our business. In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. Although we have not become involved in intellectual property litigation, we may become involved in litigation in the future to protect our intellectual property or defend allegations of infringement asserted by others. Legal proceedings could subject us to significant liability for damages and subject us to significant liability for damages or invalidate our proprietary rights. Any litigation, regardless of its outcome, would likely be time consuming and expensive to resolve and would divert management's time and attention. Any potential intellectual property litigation also could force us to take specific actions, including:

      o cease selling our products that use the challenged intellectual property;
      o obtain from the owner of the infringed intellectual property a right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or
      o     redesign those products that use infringing intellectual property.

THE INDUSTRIES IN WHICH WE COMPETE, THE PAGING AND PERSONAL COMMUNICATIONS SERVICES INDUSTRY, ARE HEAVILY REGULATED AND COMPLIANCE WITH FEDERAL LAWS MAY BE OVERLY BURDENSOME AND COSTLY.

      The paging and personal communications services industry is heavily regulated. Although compliance with such laws and regulations historically has not had a material adverse effect on our competitive position, operations or financial condition or required material capital expenditures, there is no assurance that the implementation of new or amended laws or regulations in the future would not have such an effect or require such expenditures.

WE FACE SUBSTANTIAL COMPETITION FROM COMPETITORS WITH SIGNIFICANTLY GREATER RESOURCES.

      The wireless personal communications industry includes equipment manufacturers that serve many of the same customers served by Eagle Wireless. Substantially all of our competitors have significantly greater resources, including financial, technical and marketing, than us and we cannot provide you any assurance that we will be able to compete successfully in the future.

      We face competition from many entities with significantly greater financial resources, well-established brand names and larger customer bases. The numerous companies that may seek to enter our industry may expose us to severe price competition for our products and services. We expect competition to intensify in the future. We expect significant competition from traditional and new telecommunications companies including, local, long distance, cable modem, Internet, digital subscriber line, microwave, mobile and satellite data providers.

CONTINUED GROWTH OF OUR BUSINESS DEPENDS ON OUR ABILITY TO MANAGE EXPANSION AND DEVELOPMENT EFFECTIVELY.

      Our ability to manage expansion effectively will require us to continue to implement and improve our operating, financial and accounting systems and to hire train and manage new employees. The continued expansion and development of our business will also depend on our ability to continue to grow as a supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications market. In addition, we must perform these tasks in a timely manner, at a reasonable cost and on satisfactory terms and conditions. Failure to effectively manage our planned expansion could have a material adverse effect on our business, growth, financial condition, results of operations and the market price of our common stock. Our expansion may involve acquiring other companies and assets. These acquisitions could divert our resources and management attention and require integration with our existing operations. We cannot assure you that any acquisition will be successful. We further cannot assure you that we will be successful or timely in developing and marketing service enhancements or new services that respond to technological change, changes in customer requirements and emerging industry standards. Even if we are successful, we cannot assure you that our lack of significant experience with respect to a new service or market will not hinder our ability to successfully capitalize on any such opportunity.

A SYSTEM FAILURE COULD DELAY OR INTERRUPT OUR ABILITY TO PROVIDE PRODUCTS OR SERVICES TO OUR CUSTOMERS AND MATERIALLY, ADVERSELY AFFECT OUR BUSINESS.

      Our operations are dependant upon our ability to support our highly complex network infrastructure. Many of our customers are particularly dependent on an uninterrupted supply of services. Any damage or failure that causes interruptions in our operations could result in loss of these customers and condition. Because of the nature of the services we supply and the complexity of our network, it is not feasible to maintain backup systems, and the occurrence of a natural disaster, operational disruption or other unanticipated problem could cause interruptions in the services we provide. Additionally, the failure of a major supplier to provide the components and parts necessary for our products and services, or of a major customer to continue buying our goods and services, as a result of a natural disaster, operational disruption or any other reason, could cause interruptions in the service we provide and adversely affect our business prospects, financial condition and results of operations.

FAILURE TO EXPAND OUR DISTRIBUTION CHANNELS AND MANAGE OUR DISTRIBUTION RELATIONSHIPS MAY ADVERSELY EFFECT OUR OPERATIONS.

      The future growth of our business will depend in part on our ability to expand our existing relationships with distributors and resellers, develop additional channels for the distribution and sale of our products and manage these relationships. As part of our growth strategy, we intend to expand our relationships with distributors and resellers. The inability to successfully execute this strategy could impede our future growth.

THE LOSS OF OUR CONTRACT SUPPLIERS, OR FAILURE TO FORECAST DEMAND ACCURATELY FOR OUR PRODUCTS OR TO MANAGE OUR RELATIONSHIP WITH OUR CONTRACT SUPPLIERS SUCCESSFULLY, WOULD NEGATIVELY IMPACT OUR ABILITY TO MANUFACTURE AND SELL OUR PRODUCTS.

      To date we rely on third party suppliers for component and assemblies used in our products. If our relationship with our suppliers was harmed for any reason or our demand for products was greater than their ability to supply us with products, we may be forced to enter into contracts with other suppliers. It may be difficult to contract with other suppliers in such a short period of time or at comparable pricing. We can provide no assurance that we would be able to enter such contract, of if we were able to enter such contract, that the terms of that contract would be favorable to us.

WE CAN PROVIDE NO ASSURANCE THAT THERE WILL BE A PUBLIC MARKET FOR OUR SECURITIES, NOR THAT ANY TRADING WILL NOT BE LIMITED, SPORADIC, OR HIGHLY VOLATILE.

      There is a limited, sporadic and highly volatile public trading market for our securities and there is no assurance that any public market will continue in the future. In the event that any market continues for our securities, the market price of our common stock may experience fluctuations that are unrelated to the operating performance of, or announcement concerning Eagle Wireless. We recently experienced an increase in the market price of our common stock. We can provide you no assurance that the current price will be maintained. Securities of issuers having relatively limited capitalization or securities recently issued in a public offering, such as us, are particularly susceptible to change based on short-term trading strategies of some investors.

THE SHARES BEING OFFERED ARE ELIGIBLE FOR IMMEDIATE RESALE IN THE PUBLIC MARKET WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      As of the date of this prospectus, a total of 14,241,854 shares of common stock were outstanding. The resale of the 2,730,650 shares of common stock offered by this prospectus, along with the resale of the 11,116,668 shares of common stock issuable upon the exercise of the subject warrants, will be eligible for immediate resale in the public market. Sales of this common stock in the public market may have an adverse effect on prevailing market prices for our common stock.

OUR DIRECTORS ARE AUTHORIZED TO ISSUE BLANK CHECK PREFERRED STOCK THAT COULD DELAY OR PREVENT AN ACQUISITION AND COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

      Our board of directors has the authority to issue up to 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as they so determine. Accordingly, the board of directors is empowered, without further shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. Some companies have used the issuance of preferred stock as an anti-takeover device and the board of directors could, without further shareholder approval, issue preferred stock with rights that could discourage an attempt to obtain control of Eagle Wireless in a transaction not approved by the board of directors.

PENNY STOCK REGULATIONS MAY DECREASE YOUR ABILITY TO SELL OUR COMMON STOCK.

      The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. These disclosure requirements and others may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules. Our securities may be subject to the penny stock rules, and accordingly, investors purchasing securities under this prospectus may find it difficult to sell their securities in the future, if at all.

                               USE OF PROCEEDS

      Assuming exercise of all the subject warrants, we will receive aggregate gross proceeds of approximately $52,433,340, before deducting estimated offering expenses of approximately $125,000. We will use these proceeds for working capital and will have broad discretion in the application of such proceeds. As there are no commitments from the holders of the subject warrants to exercise such securities, there can be no assurance that any of the subject warrants will be exercised. We will receive no proceeds from the resale of shares of common stock by the selling stockholders.

                         PRICE RANGE OF COMMON STOCK

      Our common stock has traded under the symbol "EGLW" on the OTC Electronic Bulletin Board since October 27, 1997. The market for our common stock is limited, sporadic and highly volatile. As of January 14, 2000, there were approximately 231 holders of record of our common stock. On January 14, 2000, the closing price of our common stock was $6.13 per share.

      The following table provides the range of high and low bid information of our common stock for the last two fiscal years as reflected by the OTC Electronic Bulletin Board. Such quotations reflect inter-dealer prices, without retail mark up, mark down or commission, and may not represent actual transactions.

FISCAL 2000                                HIGH              LOW
-----------                                ----              ---
       1st Quarter                        $2.00             $1.00

FISCAL 1999                                HIGH              LOW
-----------                                ----              ---
       1st Quarter                        $2.00             $1.09
       2nd Quarter                        $3.06             $1.53
       3rd Quarter                        $2.81             $1.66
       4th Quarter                        $2.75             $1.03

FISCAL 1998                                HIGH              LOW
-----------                                ----              ---
       1st Quarter (commencing 10/27/97)  $4.75             $2.75
       2nd Quarter                        $3.56             $0.88
       3rd Quarter                        $1.69             $1.12
       4th Quarter                        $2.16             $0.88


                               DIVIDEND POLICY

      It is our present policy not to pay cash dividends and to retain future earnings to support our growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available therefor, our earnings, financial condition, capital requirements and other factors that the board of directors believe relevant. We do not anticipate paying any cash dividends in the foreseeable future.

                                CAPITALIZATION

      The following table sets forth the capitalization as of November 30, 1999 and August 31, 1999. This table should be read in conjunction with our financial statements and notes that are included elsewhere in this prospectus.

                                                       NOVEMBER 30,   AUGUST 30,
                                                           1999          1999
                                                        ----------    ----------
                                                         UNAUDITED      AUDITED

Long-term debt, net ................................    $    8,000    $   11,622

Stockholder's Equity:
     Preferred Stock, par value $.001 per share;
       5,000,000 shares authorized, 0 shares
       outstanding .................................          --            --
     Common Stock, par value $.001 per share;
       100,000,000 shares authorized, 13,541,750
       shares issued and outstanding ...............        13,542        13,480

Additional Paid-In Capital .........................     7,217,000     7,180,900

Retained Earnings ..................................     1,768,000     1,699,937
                                                        ----------    ----------

Total Stockholders' Equity .........................    $8,899,000    $8,894,317

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with our financial statements and accompanying notes to the financial statements.

      During the year ended August 31, 1999, the majority of our revenues originated from shipments for a two- way messaging system that we are installing for Link-Two Communications in the Houston and Dallas metroplexes and from contract research and development services. Other sales during this period were to our broader customer base and were comprised principally of paging infrastructure products. This sales mix is consistent with the pattern of sales we realized during the year ended August 31, 1998. The expansion of our manufacturers' representative organization during the year did not significantly contribute to an increase in the sales of our paging infrastructure products. A major restructuring within the paging equipment industry by both Motorola and Glenayre Electronics and the implementation of cost reduction campaigns by paging carriers have created uncertainty in the paging equipment industry that has caused many customers to delay paging infrastructure equipment purchases.

      During the three months ended November 30, 1999, our primary operations were concentrated in the on- going development, marketing and beta testing of our multi-media set-top devices. These new products are currently being tested by multinational distribution companies, Internet service providers, national retail distribution companies and multiple international hotel companies. We expect to complete most beta testing during the second quarter ending February 29, 2000. During this current quarter, our marketing resources were directed to identifying product demand for the set-top devices and development new wireless application customers. Concurrent with this marketing effort, we are currently negotiating with domestic and international manufacturing concerns to support production activity for the multi-media set-top devices.

RESULTS OF OPERATIONS

YEAR ENDED AUGUST 31, 1999 COMPARED TO THE YEAR ENDED AUGUST 31, 1998

NET SALES. For the year ended August 31, 1999, net sales on products sold decreased to $2,217,275 from $4,827,434 during the year ended August 31, 1998. The decrease of $2,610,159, or 54%, was attributable to the shifting focus to the research, development and sale of the set-top devices, and away from our traditional products.

COST OF GOODS SOLD. For the year ended August 31, 1999, cost of goods sold on our product sales decreased to $1,336,502 from $1,964,954 during the year ended August 31, 1998. The decrease of $628,452, or 32%, was primarily attributable to fewer products sold and costs associated with production. The decrease in cost of sales reduced our gross profit percentage for products sold and increased costs associated with production.

OPERATING EXPENSES. For the year ended August 31, 1999, operating expenses decreased to $1,318,981 from $2,107,058 during the year ended August 31, 1998, a decrease of $788,077 or 37%. The primary portions of the decrease are discussed below:

      o     A $677,854 decrease in salaries, or 92%.

      o     A $117,356 decrease in advertising and promotion, or 61%.

      o     A $130,789 decrease in other support costs, or 16%.

However, our research and development costs increased approximately $202,000 due to existing officers and employees being utilized in the development of the wireless set-top devices.

NET EARNINGS. For the year ended August 31, 1999, our net earnings decreased to $168,271 from $770,968 during the year ended August 31, 1998.

CHANGES IN CASH FLOW. Our operating activities used net cash of $405,953 in fiscal 1999 and $1,498,393 in fiscal 1998. The decrease in net cash used by operating activities in fiscal 1999 was primarily attributable to a change in our business activities. Our investing activities used net cash of $1,528,262 in fiscal 1999 and $344,519 in fiscal 1998. Such increase was due primarily to an increase in our investment in Link-Two Communications in 1999. Our financing activities provided cash of $1,024,935, in fiscal 1999 and $45,596 in fiscal 1998, and such increase was primarily the result of financing activities consisted primarily of the sale of common stock, which was partially offset by the repayment of shareholder advances.

THREE MONTH PERIOD ENDED NOVEMBER 30, 1999 COMPARED TO THE THREE MONTH PERIOD ENDED NOVEMBER 30, 1998

NET SALES. For the three months ended November 30, 1999, net sales on products sold decreased to $656,000 from $931,000 during the three months ended November 30, 1998. The decrease of $275,000, or 30%, was attributable to a decrease in sales to infrastructure customers and discontinuance of a research and development contract with a computer manufacturer.

COST OF GOODS SOLD. For the three months ended November 30, 1999, cost of goods sold on our product sales decreased to $251,000 from $420,000 during the three months ended November 30, 1998. The decrease of $169,000, or 40%, was primarily attributable to a decrease in sales.

OPERATING EXPENSES. For the three months ended November 30, 1999, operating expenses decreased to $534,000 from $535,000 during the three months ended November 30, 1998. For the current quarter, the research and development expenses increased $99,000 over the 1998 amount of $154,000. This increase is attributable to additional personnel employed to support the development necessary to manufacture the multi-media set-top devices and other wireless applications.

NET EARNINGS. For the three months ended November 30, 1999, our net earnings decreased to $69,000 from $96,000 during the three months ended November 30, 1998. The decrease of $25,000, or 28%, was attributable to a lower volume of sales.

CHANGES IN CASH FLOW. Cash flows used by operating activities for the three months ended November 30, 1999 and 1998 totaled $635,000 and $513,000, respectively. Cash flows provided (used) by investing activities for the three months ended November 30, 1999 and 1998 totaled $33,000 and $(26,000), respectively; due primarily to no investment in Link II Communications during the quarter ended November 30, 1999. Cash flows provided (used) by financing activities for the three months ended November 30, 1999 and 1998 totaled $1,519,000 and $(19,000), respectively; such change due primarily to the convertible debt financing in October 1999.

LIQUIDITY AND CAPITAL RESOURCES

      In October 1999, we entered into a convertible debenture arrangement with Global Capital Advisors, LTD to fund up to $4,500,000 over a two-year period subject to certain terms and conditions. Additionally, we are committed to issue up to 280,000 warrants with exercise prices ranging from $1.54 to $1.75 per share, expiring in October 2002. We have met the first of such criteria and we have sold $1,500,000 of the debentures and issued warrants to purchase 149,875 shares of common stock to Global Capital. We may borrow additional funds if we meet the following conditions:

      o the effectiveness of the registration statement covering resales of the shares underlying the debentures and warrants;
      o the accuracy and completeness of Eagle Wireless's representations and warranties as stated in the purchase agreement;
      o the absence of suspensions of trading in or delisting, or pending delisting, of our common stock; o the receipt of legal opinions from our counsel;
      o the receipt of an accountant's "comfort letter" or "agreed upon procedures" letter;
      o the completion of due diligence investigations by Global Capital and the absence of disputes with respect thereto; and
      o the absence of material adverse changes in our financial condition or prospects or share listing status or price.

The three-year convertible debenture bears interest at seven percent and can be redeemed in our common stock or cash. We will either redeem the debentures for cash within four years or the debentures may be converted into common stock if we meets specified conditions. If the full amount of the financing is not required we have the option to cancel any remaining unused portion by paying a 1% termination fee. These convertible debentures are secured by a note receivable from Link Two Communications, Inc. of $6,000,000. In January we issued 53,601 shares of common stock which repaid $100,000 of principal and accrued interest.

      As of November 30, 1999, we had working capital of $1,824,000. We have drawn down $1,500,000 of the convertible debenture facility and the balance is available subject to certain terms and conditions. Our current level of operations is consuming cash at a rate of approximately $200,000 per month. We believe that our current cash position, and the exercise of certain classes of warrants will provide sufficient working capital through June 2000. Thereafter, we will need additional working capital, either by drawing down on our credit facility or through debt or equity financing.

      We are currently in negotiations regarding a term loan to provide additional working capital to fund the development, production and marketing of our expanded product line. Although these negotiations are underway, we have not established a line of credit or other similar financing arrangements with any lenders as of January 14, 2000. There can be no assurance that we will be able to obtain any funding from any external sources on suitable terms, if at all. A decrease in expected revenues resulting from adverse economic conditions or otherwise, unforeseen costs, insufficient market penetration, inability to collect our notes receivable from Link-Two and production and marketing costs of new product introductions could shorten the period during which the current working capital may be expected to satisfy our capital requirements.

      As of January 14, 2000, we had no material capital commitments other than our credit facility.

IMPACT OF YEAR 2000

      Even though the date is now past January 1, 2000, and we have not experienced any immediate adverse impact from the transition to the year 2000, we cannot provide any assurance that our suppliers and customers have not been affected in a manner that is not yet apparent. In addition, some computer programs which were date sensitive to the year 2000 may not have been programmed to process the year 2000 as a leap year, and any negative consequential effects remain unknown. As a result, we will continue to monitor our year 2000 compliance and the year 2000 compliance of our suppliers and customers.

      The year 2000 posed issues for business and consumer computing, particularly the functionality of software for two-digit storage of dates and special meanings for dates such as 9/9/99. The problem exists for many kinds of software, including software for mainframes, PCs, and embedded systems.

      In assessing the effect of the Year 2000 problem, we determined that there existed two general areas that needed to be evaluated:

      o     Internal infrastructure; and

      o     Supplier/third-party relationships.

A discussion of the various activities related to assessment and actions resulting from those evaluations is below.

INTERNAL INFRASTRUCTURE. - During the fiscal year 1999, we undertook and completed a project to replace our accounting and manufacturing information systems that we found to not be Year 2000 compliant. We presently believe that, with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for our business, our products or installed systems. As of January 14, 2000, we have not suffered any problems or interruptions due to the Year 2000 problem.

SUPPLIERS/THIRD-PARTY RELATIONSHIPS. - We rely on outside vendors for water, electrical, and telecommunications services as well as climate control, and other infrastructure services. We did independently evaluate the year 2000 compliance of the systems utilized to supply these services. We have not received any assurance of compliance from the providers of these services. Any failure of these third-parties to resolve year 2000 problems with their systems could have a material adverse effect on our business.

CONTINGENCY PLANS. - Based on the above actions, we have not developed a formal contingency plan to be implemented as part of our efforts to identify and correct year 2000 problems affecting our internal systems. However, if we believe it is necessary, we may take the following actions:

      o     Short to medium-term use of backup equipment and software;
      o     Increased work hours for our personnel; and
      o     Other similar approaches.

      If we are required to implement any of these contingency plans, such plans could have a material adverse effect on our business. Based on the actions taken to date, and the lack of any problems to date, we are reasonably certain that we have identified and resolved all year 2000 problems that could hurt our business.

                                   BUSINESS

GENERAL

      We are a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. In addition, radio remote control products have been added to our product line. Recently, we introduced a multi-media home entertainment product to the telecommunications industry. We design, manufacture, market, and service our products under the Eagle name. These products include transmitters, receivers, controllers, radio and telephone systems, and software and other equipment used in personal communications systems, which includes paging, voice messaging, cellular and message management, and mobile data systems. The manufacture, sale and operation of most of our products are regulated by the United States Federal Communication Commission, or FCC. We also provide consulting and product installation and repair services. We are located at 101 Courageous Drive, League City, Texas, 77573 and our telephone number is 281-538-6000.

PRODUCT CATEGORIES

      WIRELESS MESSAGING PRODUCTS

      For the fiscal years ended August 31, 1998, and 1999, infrastructure equipment, which includes License Starter, transmitters, base stations, power amplifiers, link products, multi-terminal arbitrator, Extend-a-Page, Hot Switch Panel, and consulting services accounted for substantially all of our net sales.

      Paging is a method of wireless telecommunication, which uses an assigned radio frequency to contact a paging subscriber anywhere within a service area. A paging system is generally operated by a service provider who incurs the cost of building and operating the system. Each service provider in the United States licenses spectrum from the FCC and elsewhere from the authorized government body to operate a paging frequency within either a local, regional, or national geographical area. Each paging subscriber is assigned a distinct telephone number, which a caller dials to activate the subscriber's pager (a pocket-sized radio receiver carried by the subscriber). Telephone calls by the subscriber are received by a paging switch. A network of transmitters, that broadcast a signal over a specific geographical area, then receives the information from the paging switch through the controller and a radio signal is sent by the transmitters via antennae to the subscriber's pager. The transmitters manufactured by Eagle are specifically designed to simulcast, which is the transmission of the same signal over two or more transmitters on the same channel at the same time in an overlap area, resulting in superior voice and data quality and coverage area. The radio signal causes the pager to emit a beep or to vibrate, and to provide the subscriber with information from the caller in the form of a voice, tone, numeric or alphanumeric message.

      A pager has an advantage over a landline telephone in that the pager's reception is not restricted to a single location, and has an advantage over a cellular portable telephone in that a pager is smaller, has a much longer battery life, has excellent coverage, and is less expensive to use. Historically, the principal disadvantage of traditional paging service in comparison to landline telephones or cellular portable telephones has been that paging provided only one-way communication capability.

      However, this limitation may have been overcome in the United States as a result of the auction in 1994 by the FCC of nationwide and regional licenses for designated narrowband personal communication services, or NPCS, radio frequencies or spectrum to service providers. Many of the nationwide license holders and many of the regional license holders are current Eagle customers, directly or indirectly. The cost of the licenses to the NPCS auction winners in 1994 was approximately $1 billion. The FCC anticipates that these NPCS licenses will be used to provide such new services as pager location, two-way acknowledgment paging, advanced voice paging and data services.

      The NPCS radio frequencies or spectrum are located at three separate points within the total radio spectrum, at 902-928 MHZ, 930-931 MHZ and 940-941 MHZ. Initially, the radio frequencies located at 930-931 MHZ and 940-941 MHZ have been designated for outbound message transmission (to the pager) and the 902-928 MHZ have been designated response channels (from the pager). This application is similar to traditional paging except that these license holders have been granted wider frequency bandwidth permitting the user to transmit substantially more information. In addition, Eagle manufactures other paging infrastructure products that cater to the VHF and UHF paging frequencies in the United States and other areas of the world as well as supporting most international paging brands.

      The NPCS nationwide licenses cover all fifty states, the District of Columbia, American Samoa, Guam, the Northern Marinas Islands, Puerto Rico and the United States Virgin Islands. These licenses are divided into 50 kHz paired and unpaired channel categories. Paired channels permit both outbound and inbound signals while unpaired channels are limited to only outbound signals. The FCC has imposed infrastructure construction or buildout requirements on all NPCS license holders. Each NPCS license holder must establish minimum service availability for at least 37.5% of the population in its geographic region within five years after receiving the license. After ten years, each NPCS license holder must make the service available to at least 75% of the area's population. If a NPCS license holder fails to achieve these build-out requirements, it risks cancellation by the FCC of its NPCS license and a forfeiture of any auction monies paid.

      We manufacture products that will enable paging license holders to legally put their systems into operation, at a low cost, a strategy we have adopted to create a "captive" customer in terms of future build out.

      We offer our customers an end-to-end solution for NPCS applications. We have developed new technology based products with enhanced architecture and technology from our existing paging systems to accommodate the advanced services available through paging and PCS. This system approach includes full product lines of radio frequency network controllers, transmitters, receivers, and a special satellite receiver system (to receive the response message from the end-user). We are currently shipping our NPCS products to various beta test sites, based on product development schedules and the build-out requirements of the NPCS license holders. The design of a paging system is customer specific and depends on :

      o the number of paging subscribers the service provider desires to accommodate,
      o     the operating radio frequency,
      o     the geography of the service area,
      o     the expected system growth, and
      o     specific features desired by the customer.

      Paging equipment hardware and software that we develop may be used with all types of paging service, including voice, tone numeric (telephone number display) or alphanumeric messaging (words and numbers display).

      SWITCHES

      We are involved at an early stage in the development of industry wide technology standards and are familiar with developments in paging protocol standards throughout the world. We work closely with our customers in the design of large, complex paging networks. We believe that our customers' purchasing decisions are based, in large part, on the quality and technological capabilities of such networks. We believe that the advanced hardware and software features of our switches ensure high reliability and high volume call processing.

      RADIO FREQUENCY EQUIPMENT, TRANSMITTERS AND RECEIVERS

      Transmitters are available in frequency ranges of 70 MHZ to 960 MHZ and in power levels of 2 watts to 500 watts. Radio link receivers are available in frequency ranges of 70 MHZ to 960 MHZ. Satellite link receivers are available for integration directly with the transmitters at both Ku- and C-band frequencies.

      Our range of receivers detects the responses back from the two-way NPCS subscriber devices. The receivers take advantage of DSP demodulation techniques that maximize receiver performance. Depending upon frequency, antenna height, topography and power, our transmitter systems are designed to cover broadcast cells with a diameter from 3 to 100 miles. Typical simulcast systems have broadcast cells, which vary from 3 to 15 miles in diameter. Our transmitters are designed specifically for the high performance and reliability required for high-speed simulcast networks.

      MULTIMEDIA DEVICES

      We recently developed WebFlyer, an Internet Set-Top-Box designed to access the Internet and e-mail through a television set for individual or commercial use. The WebFlyer is the latest product to be introduced into the multimedia home entertainment arena. It uses a standard TV set as a monitor, allowing the user to connect to their chosen ISP on the Internet. The multi-media entertainment device can at a minimum:

      o     Receive, write and send e-mail,
      o     Write a letter, work on a spreadsheet,
      o     Play games, use learning tools,
      o Watch movies from CDs, DVDs, or even downloaded from the Internet, and
      o Record on the hard drive direct from the TV, providing better quality picture than through a VCR.

      CONTROLLERS

      We currently offer products for transmitter control known as the L20TX transmitter control system, which is a medium-feature transmitter control system used in domestic and international markets.

CURRENT PRODUCTS AND SERVICES

      Our principal products and enhancements we currently manufacture and sell relate to our wireless messaging products and include the following:

      LICENSE STARTER

      This product provides new paging license holders a method to install a system that will keep them in compliance with FCC regulations. The product is expandable, giving the license holder the ability to fund the expansion from revenues. Installation of this product requires 110-Volt AC power and a standard telephone line.

      BASE STATIONS AND TRANSMITTERS

      Transmitters and full-featured transmitters called Base Stations are used by paging carriers to broadcast radio-frequency messages to subscribers carrying mobile receivers commonly known as pagers. Eagle offers a slimline Stealth and a larger Quantum transmitter that is available in the 72MHz, VHF, UHF and 900MHz broadcast frequency ranges. Each unit can be equipped to provide an output power ranging from 15 Watts up to 500 Watts on almost any domestic or international paging frequency.

      RADIO FREQUENCY AMPLIFIERS

      Radio-frequency power amplifiers are a sub-component of both paging and SMR transmitters and base stations. The high, medium and low power base station and link transmitter power amplifiers are designed to operate with any FCC type accepted exciter or may be combined with an Eagle optional plug-in base station in the same space as the power amplifier. All Eagle power amplifiers above 100 watts are equipped with Eagle "Heat Trap"(TM) design to provide the user with long life and high reliability performance.

      EXTEND-A-PAGE

      Extend-a-Page is a compact lower-power transmitter and receiver set designed to provide fill-in coverage in fringe locations where normal paging service from a wide-area paging system is not adequate. The Extend-a- Page receives the paging data on either a radio frequency ("RF") control link or wireline link and converts this information into low power simulcast compatible paging transmissions on any of the common paging frequencies. The Extend-a-Page transmits the paging information at a one to two Watt level directly into hard to reach locations such as hospitals, underground structures, large industrial plants, and many locations near the outer coverage contour of paging systems.

      LINK PRODUCTS

      Radio frequency and wireline communication links are needed to connect multiple transmitters within a paging network. Eagle provides both Link equipment (the Link 20TX, 20RX, 20GX and 20PX) and the Link 20 software to facilitate this interconnection. Major competitors have licensed the Eagle Link 20 software and have incorporated it as an industry standard into their radio-paging terminals. Customers may also purchase the same software directly from Eagle as part of an Eagle system at a lesser cost. Management believes that our software allows the user to mix and match the products of different vendors on a common radio-paging system.

      MICROBEEP

      The MicroBeep paging terminal is a small paging terminal that can be plugged into the expansion slot of an IBM compatible computer. This fully-contained paging terminal includes a low-power transmitter and subscriber software. This system is used for local paging applications within factories, offices, restaurants and campuses.

      MULTI-TERMINAL ARBITRATOR

      The Multi-Terminal Arbitrator is a programmable communications switch that facilitates the sharing of a single radio-frequency transmitter by a maximum of eight different paging terminals. A target market for this product is in private carrier paging ("PCP") where multiple companies share the same radio frequency and are required to coordinate the sharing activities.

      TWO-WAY MESSAGING DEVICES

      We are a licensed distributor of spread-spectrum wireless messaging receivers that, when used in conjunction with our one-way paging transmitters, provides a two-way messaging system for both consumer and industrial applications. In addition to the receivers, we currently sell and distribute a wireless water meter, a wireless power meter, a wireless gas meter, a wireless home security alarm, a wireless vehicle tracking system and a multi-purpose wireless module that can be combined with a wide variety of switch-type applications.

      CONSULTING SERVICES

      We routinely provide consulting services on a contract basis to support the sale of our main product lines. Examples of these consulting services include the design and installation of radio paging systems. We also perform research and development on a contract basis.

      NEW BROADBAND MULTIMEDIA AND INTERNET PRODUCTS

      We have developed a complete new line of broadband multimedia Set-Top-Box products during 1999 and are test marketing these products under the name of BroadbandMagic.com. We are currently negotiating to obtain the necessary financing to produce and market these devices. These new products are multimedia-based products that provide a user with the ability to interface their Internet connection, their broadcast video source, their cable or DSL source, or their satellite video source directly to their television receiver. Eagle is marketing the new multimedia and Internet products as Convergence Set-Top-Boxes or CSTB products. One version of the CSTB includes a DVD player and full high performance computer functionality as well as all of the other CSTB capabilities. The marketing plan of Eagle through BroadbandMagic.com is to initially focus on the large Internet service providers or ISP's who typically bundle Set-Top-Boxes with their service as their own marketing strategy. In addition, the CSTB will be marketed to large retail distributors, through our representative network, to large OEM clients, as well as through a new BroadbandMagic.com e-commerce web site and other e-commerce sites.

SERVICE AND SUPPORT

      We provide service to customers on a regular basis including installation, project management of turnkey systems, training, service or extended warranty contracts. We believe that it is essential to provide reliable service to customers in order to solidify customer relationships and to be the vendor of choice when new services or system expansions are sought by a customer. This relationship is further developed as customers come to depend upon us for installation, system optimization, warranty and post-warranty services.

      We have a warranty and maintenance program for both our hardware and software products. Our standard warranty provides customers with repair or replacement of any defective equipment we manufacture. The warranty is valid on all products for the period of one year from the later of the date of shipment or the installation by an Eagle Wireless qualified technician.

CUSTOMERS

      We sell to a broad range of customers worldwide. In the United States, customers include the regional Bell operating companies, medical paging operators, and public and private radio common carriers. Internationally, customers include public telephone and telegraph companies, as well as private telecommunication service providers. Our customers include Motorola, Pac-Tel, Scientific Atlanta, Bell Atlantic, Metrocall, ProNet, Pacific Bell, SkyTel, Link-Two Communications and the U.S. Department of Defense.

      Our largest customer, Link-Two, accounted for approximately 43% of our sales for the fiscal year ended August 31, 1999. Link-Two is a common carrier of exclusively wholesale one-way paging and two-way messaging network services. Its customers purchase paging network services as an aggregator and resell Link-Two's network services to individual subscribers and other communications providers. Link-Two has been classified as an incumbent carrier by the FCC and has secured the rights to use or options to purchase spectrum in all of the major metropolitan U.S. cities on five PCP frequencies. Link-Two has also secured several exclusive RCC frequencies providing regional coverage in two of the top ten markets. Link-Two is currently operational in Houston and Dallas, Texas.

MARKETING AND SALES

      We market our products and services in the United States through representative organizations and internationally through agents. As our business is highly technical, a majority of sales are complete systems with technical support. A large percentage of our marketing comes from direct sales by the employees. We also utilize distributors and agents to sell our products in countries and geographic regions to market outside of our core markets.

      We currently have non-exclusive arrangements with eight distributors and agents to service selected regions within the United States. A non-exclusive arrangement is also in effect with one distributor on a worldwide basis and we have one exclusive arrangement with a distributor to service Australia. Terms of these arrangements provide for payments to the distributors on either a fixed percentage commission or discount from list price basis. We have an agreement with Motorola which provides that several products we offer are to be listed in Motorola's product catalog under the Eagle name. In addition, we have been granted the status of a value added reseller by Lucent Technologies for all of Lucent's wireless networking and Internet product lines. We have recently developed a manufacturers representative for the new multimedia and Internet product lines. Currently this program consists of fourteen manufacturers representatives on a world wide basis.

      We maintain an Internet website at http://www.eglw.com where information can be found on our products and services. The website provides customers with a mechanism to request additional information on products and allows the customer to quickly identify and obtain contact information for their regional sales representative.

INTERNATIONAL BUSINESS RISK

      We generated net sales in markets outside of the United States, which amounted to 2% and 1% at November 30, 1999 and 1998, respectively. Sales are subject to the customary risks associated with international transactions, including political risks, local laws and taxes, the potential imposition of trade or currency exchange restrictions, tariff increases, transportation delays, difficulties or delays in collecting accounts receivable, and, to a lesser extent, exchange rate fluctuations. Pre-payments and letters of credit drawn on American or limited foreign corresponding banks are required from international customers to reduce the risk of non-payment.

RESEARCH AND DEVELOPMENT

      We believe that a strong commitment to research and development is essential to the continued growth of our business. One of the key components our development strategy is the promotion of a close relationship between our development staff, internally with our manufacturing and marketing personnel, and externally with our customers. This strategy has allowed us to develop and bring to market customer-driven products.

      We have focused a large portion of our new development resources during 1999 on the development of the new broadband multimedia and Internet product line. In addition we have formed a number of strategic relationships with other large suppliers and manufacturers that will allow the latest in technology and techniques to be utilized in the CSTB product line. We will continue to incur research and development expenses with respect to the CTSB product line during the current fiscal year.

      We also has extensive expertise in the technologies required to develop wireless communications systems and products including high power, high frequency RF design digital signal processing, real-time software, high- speed digital logic, radio frequency and data network design. We believe that by having a research and development staff with expertise in these key areas, we are well positioned to develop enhancements for our existing products as well as the next generation of personal communication products. Investment in advanced computer-aided design tools for simulation and analysis has allowed us to reduce the time for bringing new products to market. Our research and development expenditures for the fiscal years ended August 31, 1998, and August 31, 1999 were $333,200, and $438,693, respectively.

MANUFACTURING

      We currently manufacture our wireless products at our facilities in Houston, Texas. Subcontractors at various locations throughout the world manufacture subassemblies for Eagle Wireless. Our manufacturing expertise resides in assembling sub-assemblies and final systems that are configured to our customers' specifications. The components and assemblies used in our products include electronic components such as resistors, capacitors, transistors, and semiconductors such as field programmable gate arrays, digital signal processors and microprocessors, and mechanical materials such as cabinets in which the systems are built. Substantially all of the components and parts used in our products are available from multiple sources. In those instances where components are purchased from a single source, the supplier is reviewed frequently for stability and performance. Additionally, as necessary, we purchases sufficient quantities of components, which have long- lead requirements in the world market. We ensure that all products are tested, tuned and verified before shipment to the customer. We have determined that the most cost effective manufacturing method for our high volume multimedia and Internet product line will be to utilize offshore contract production facilities supplemented with high volume U.S. based contract facilities. The high volume requirements of the CSTB product line are well beyond the capabilities of our current facilities and would be cost prohibitive to construct. However, in the selection of a high volume international manufacturer, we have selected SCI, a U.S. owned company with manufacturing facilities in over twenty countries around the world. The initial manufacturing location for the CSTB is the SCI facility in Singapore.

COMPETITION

      We supply transmitters, receivers, controllers and software used in paging, voice messaging and message management systems. While the services from our products represent a significant portion of the wireless personal communications industry today, the industry is expanding to include new services and new markets. The wireless personal communications industry includes equipment manufacturers that serve many of the same PCS markets that we serve. Some of our competitors, and all competitors that have publicly tradable securities, have significantly greater resources than we do, and there can be no assurance that we will be able to compete successfully in the future. In addition, manufacturers of wireless telecommunications equipment, including those in the cellular telephone industry, some of which are larger and have significantly greater resources than we do, could elect to enter into our markets and compete with our products. There can be no assurance that we will be able to increase our market share in the future.

      We compete with many established companies in the Set-Top-Box business including Microsoft, Scientific Atlanta, General Instruments, and many smaller companies. Most of these companies have greater resources available than we do. The markets that are currently developing for multimedia and other Internet related products are extremely large and growing daily. We have conducted extensive study of these markets and are of the belief based on this research that we can effectively compete in these markets with our new CSTB product line. However, there can be no assurance that these conclusions are correct and that the multimedia and Internet markets will continue to expand at their current rates and that we can gain significant market share in the future.

PROPRIETARY INFORMATION

      We attempt to protect our proprietary technology through a combination of trade secrets, non-disclosure agreements, technical measures, and common law remedies with respect to some proprietary technology. Such protection may not preclude competitors from developing products with features similar to our products. The laws of some foreign countries in which we sell or may sell our products do not protect our proprietary rights in the products to the same extent as do the laws of the United States. Although we believe that our products and technology do not infringe on the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims against us in the future. If such litigation resulted in our inability to use technology, we may be required to expend substantial resources to develop alternative technology. There can be no assurance that we could successfully develop alternative technology on commercially reasonable terms. More recently we have registered and trademarked the name of BroadbandMagic.com for our new wholly owned subsidiary. We believe this to be a very valuable addition to the intellectual property rights of the Eagle Wireless.

REGULATION

      Many of our products operate on radio frequencies. Radio frequency transmissions and emissions, and equipment used in connection therewith, are regulated in the United States and internationally. Generally, we must obtain regulatory approvals in connection with the manufacture and sale of our products, and our customers must obtain regulatory approvals to operate our products. There can be no assurance that appropriate regulatory approvals will continue to be obtained, or that approvals required with respect to products being developed for the personal communications services market will be obtained. The enactment by federal, state, local or international governments of new laws or regulations or a change in the interpretation of existing regulations could affect the market for our products. Although recent deregulation of international telecommunications industries along with recent radio frequency spectrum allocations made by the FCC have increased the demand for our products by providing users of those products with opportunities to establish new paging and other wireless personal communications services, there can be no assurance that the trend toward deregulation and current regulatory developments favorable to the promotion of new and expanded personal communications services will continue or that future regulatory changes will have a positive impact on our business.

EMPLOYEES

      At January 14, 2000, we employed approximately 31 persons and retained 6 independent contractors. We believe our employee relations to be good. We enter into independent contractual relationships with various individuals, from time to time, as needed.

FACILITIES

      Our headquarters are located in League City, Texas and include approximately 23,000 square feet of leased office and production space. The lease is at market rates and expires in 2001. We have insured our facilities in an amount we believe is adequate and customary in the industry. We believe that our existing facilities are adequate to meet our current requirements but we anticipate the need for acquiring additional space within the next two years. We believe that suitable additional space in close proximity to our existing headquarters will be available as needed to accommodate such growth of our operations through the foreseeable future.

LEGAL PROCEEDINGS

      In September 1999, Eagle Wireless was named as defendant in a lawsuit involving our former landlord regarding an alleged breach of the lease and a claim for approximately $25,000. We are currently in discovery and we intend to vigorously defend this lawsuit. We have filed a countersuit against our former landlord claiming breach of the lease in an attempt to recover deposits, and collect damages in connection with the dispute regarding our former rental space.
                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      Our directors and executive officers are:

      NAME                       AGE      POSITION
      ----                       ---      --------
H. Dean Cubley                   58       Chairman of the board of directors,
                                          president and chief executive officer

Christopher W. "James" Futer     60       Director, executive vice president and
                                          chief operating officer

A. L. Clifford                   55       Director

Senator Gary Hart                65       Director

Richard Royall                   53       Chief financial officer

      DR. H. DEAN CUBLEY has served as chairman of the board, president and chief executive officer of Eagle Wireless since March 1996. Before that, Dr. Cubley served as vice-president of Eagle Telecom, Inc. from 1993 to March 1996. Dr. Cubley is also a member of the Oversight Committee for the University of Houston Epitaxy Center which managed the Wake Shield Flight aboard the Shuttle in September 1995. Dr. Cubley has over 35 years of extensive experience in the field of telecommunications. From 1965 to 1984, Dr. Cubley worked for the NASA Manned Spacecraft Center in the Electromagnetic Systems Branch of the Engineering and Development Directorate. For a five-year portion of that period, Dr. Cubley was the Antenna Subsystems Manager for all spacecraft antennas for the Shuttle Program. Dr. Cubley's duties included overall responsibility for the design, development, costs schedules and testing of the antennas and hardware for all Shuttle flights. Throughout his career, Dr. Cubley has authored or co-authored over fifty publications. In addition, he has a total of eight patents and patents-pending registered in his name. Dr. Cubley received a bachelor of science degree in electrical engineering from the University of Texas in 1964 and a masters degree in electrical engineering from the University of Texas in 1965. In 1970, Dr. Cubley received his Ph.D. in electrical engineering from the University of Houston.

      CHRISTOPHER W. "JAMES" FUTER has served as a director, chief operating officer and vice president of Eagle Wireless since March 1996. Before that, Mr. Futer served as sales manager of Eagle Aerospace, Inc. Telecom Division from November 1994 until February 1996. From May 1993 to November 1994, Mr. Futer was employed as a vice president of operations with Starcom, Inc. Before May 1993, he was employed with Paging Products International. Mr. Futer was a manager of Universal Cellular, Inc., a California corporation ("UCI"), from October 1990 until February 1991. Mr. Futer resigned from UCI in February 1991 due to his disagreement with UCI management over its business policy and practices. In June 1993, UCI filed for protection under the federal bankruptcy laws. Mr. Futer's spectrum of experience has included work in the fields of hi-tech flight simulation and display technologies (especially those of light emitting diodes and liquid crystal displays), and in consumer electronics, i.e. electronic watches, pocket calculators, and electronic games. Most recently, he has been involved in pager design, manufacture and marketing, as well as the wider field of paging equipment. His international background includes work with Hatfield Instrument (in England, where he was born), Canadian Aviation Electronics, located in Montreal, Canada, General Instruments (in Canada and the United States), Litronix (in California) and Siemens (living in California and England and commuting to the head office in Munich, as well as Berlin, Paris and Milan). In 1975, he was instrumental in implementing a major "turn-key" technology transfer from Canada to the (then) Soviet Union for the manufacture of hand-held electronic calculators, an operation which the Soviets then improved from the consumer level and adapted to suit their particular requirements. Since 1975, Mr. Futer has had extensive in-depth experience of interfacing with Pacific Rim countries. In 1992 and 1993, he spent time in the People's Republic of China coordinating a successful technology transfer for one of the first pager manufacturing facilities.

      A. L. CLIFFORD has served as a director since December 1996. Mr. Clifford has served as president of Clifford & Associates for over five years, a company involved in the distribution of electrical and electronic products throughout the Midwest since 1920. Mr. Clifford is a graduate of the University of Miami, where he studied business and attended law school.

      SENATOR GARY HART has served as a director since January of 1998 and served in the United States Senate from 1975 to 1987. During his twelve years in the Senate he served on the Senate Armed Services Committee where he specialized in nuclear arms control and naval issues. Senator Hart also served on the Senate Select Committee to Investigate the Intelligence Operations of the United States Government and was an original member of the new Senate Intelligence Oversight Committee from 1975 to 1978. Senator Hart was also a congressional advisor to the Salt II talks with the Soviet Union in Geneva. He is the author of numerous books, including RUSSIA SHAKES THE WORLD (1991). Since leaving the Senate he has served as a strategic advisor to major U.S. corporations, focusing on the former Soviet Union and Eastern Europe. Senator Hart is a graduate of Yale Law School, the Yale Divinity School and Southern Nazarene University.

      RICHARD R. ROYALL has served as chief financial officer since March 1996. Mr. Royall has been a certified public accountant since 1971. From 1971 to 1976, Mr. Royall was employed with Haskins & Sells, Laventhol & Horwath (a partner from 1976 to 1986), and Bracken, Krutilek & Royall (1986). In 1986, Mr. Royall practiced accounting as a sole proprietor. Since 1987, Mr. Royall has been a partner in Royall & Fleschler, certified public accountants. In addition, Mr. Royall serves as financial officer and director of companies operating in the finance and chemical industries, none of which are affiliated with Eagle Wireless.

      Our directors hold office until the next annual meeting of the stockholders and until their successors are duly elected and qualified. Directors are reimbursed for out-of-pocket expenses to attend meetings. We have not established and do not maintain any compensation, audit, executive or nominating committees. There are no family relationships among any of the directors and executive officers of Eagle Wireless.

                            EXECUTIVE COMPENSATION

      The following table provides information regarding compensation paid to our chief executive officer. No other executive officer received in excess of $100,000 in compensation during the fiscal year ended August 31, 1999.

                          SUMMARY COMPENSATION TABLE
                             ANNUAL COMPENSATION

                                         ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                               ----------------------------------------    ---------------------------
                               YEAR       SALARY      BONUS     OTHER      OPTIONS              OTHER
                               ----     ---------    --------  --------    --------             ------
H. Dean Cubley
Chief Executive Officer        1999     $ 100,000    $    -    $   -       $   -                $   -

                               1998     $  91,923    $    -    $   -       $   -                $   -

                               1997     $  65,407    $    -    $   -       $   -                $   -

   We have not entered into employment agreements with any of our executive officers.

STOCK OPTIONS

   In July 1996, the Board of Directors and majority stockholders adopted a stock option plan under which 400,000 shares of common stock have been reserved for issuance. As of the date of this prospectus, options to purchase 112,125 shares have been granted under the plan.

                        1999 STOCK OPTION GRANTS

      NAME        OPTIONS GRANTED  PERCENT OF   EXERCISE   EXPIRATION DATE
                     (SHARES)     TOTAL OPTIONS  PRICE
                                    GRANTED    (PER SHARE)
----------------- --------------- ------------ ----------- --------------
 H. Dean Cubley          -             -            -            -

        AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

                 SHARES     VALUE     NUMBER OF SECURITIES           VALUE OF
     NAME       ACQUIRED  REALIZED   UNDERLYING UNEXERCISED   UNEXERCISED IN-THE-MONEY
               ON EXERCISE                  OPTIONS                 OPTIONS(*)
-------------- ---------- --------- ------------------------- -------------------------
                                    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                                    ----------- ------------- ----------- -------------
H. Dean Cubley     -          -         -            -            -           -

---------------------

RETIREMENT PLANS

      In October 1997, we initiated a 401(k) plan for our employees which is funded through the contributions of its participants. The plan maintains that we will match up to 3% of each participant's contribution. For the years ended August 31, 1999 and 1998, employee contributions were approximately $103,000 and $56,500, respectively, whereas our matching contribution was $33,500 and $17,000, respectively for those same periods.

CERTAIN TRANSACTIONS

      Some of our principal stockholders (or affiliates thereof), including Messrs. Futer and Clifford are also principal stockholders of Link-Two, which is one of our principal customers. Mr. Clifford is also the chairman, and chief executive officer of Link-Two and Dr. Cubley is a director of Link-Two. We have entered an agreement with Link-Two which provides that we may receive up to an eight percent equity interest in Link-Two in lieu of accruing finance charges on the outstanding balance owed to us by Link-Two. Under the agreement, equity in Link-Two was earned at a rate of 0.2% per month per $100,000 payable and outstanding for more than thirty days. In addition, because of the size of this receivable, Link-Two has provided us with a UCC on all of its assets including all its wireless license holdings. At August 31, 1999 and 1998, we had earned a 5.0% and 5.0%, respectively, minority equity interest in Link-Two. This is evidenced by the issuance of 240,000 shares of Link- Two common stock to Eagle Wireless.

      In September 1996, Richard Royall was issued $.05 warrants to purchase 12,500 shares of common stock, and $5.00 warrants to purchase 12,500 shares of common stock. In July 1999, Mr. Royall exchanged these warrants for 12,500 shares of common stock. In July 1999, Mr. Futer exchanged 110,000 $.05 warrants, 110,000 $0.50 warrants, and $147,000 for 220,000 shares of common stock. In December 1997, Senator Gary Hart was issued class C $2.00 warrants to purchase 50,000 shares of common stock as compensation for serving on our board of directors. The class C warrants expire August 31, 2000 and are callable by Eagle Wireless at a price of $.05 per class C warrant when the closing bid price of the common stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days.


LIMITATION OF DIRECTORS' LIABILITY

      Our articles of incorporation eliminates, subject to exceptions, the personal liability of directors or our stockholders for monetary damages for breaches of fiduciary duty by such directors. The articles of incorporation do not provide for the elimination of or any limitation on the personal liability of a director for (i) any breach of the director's duty of loyalty to Eagle Wireless or our stockholders, (ii) acts or omissions not in good faith that constitutes a breach of duty of the director or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which such director derives an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. This provision of the Articles of Incorporation will limit the remedies available to the stockholder who is dissatisfied with a decision of the board of directors protected by this provision; such stockholder's only remedy may be to bring a suit to prevent the action of the board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event before board action in respect of such transaction or event. In these cases, the stockholders and Eagle Wireless could be injured by a board's decision and have no effective remedy.

                            PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of January 14, 2000, the number and percentage of outstanding shares of our common stock owned by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

                                      SHARES OF COMMON STOCK
NAME AND ADDRESS                        BENEFICIALLY OWNED     % OF VOTING POWER
                                      ----------------------   -----------------
Hou-Tex Trust
1331 Lamar, Suite 1375
Houston, TX 77010                          2,569,300               17%

H. Dean Cubley
101 Courageous Drive
League City, TX 77573                           -                    -

Futer Family Trust
1331 Lamar, Suite 1375
Houston, TX 77010                          1,296,500               10%

Gary Hart
950 17th Street
Denver, CO  80202                            150,000                1%

Christopher W. Futer
101 Courageous Drive
League City, TX 77573                         5,000           less than 1%

A.L. Clifford
101 Courageous Drive
League City, TX 77573                        632,667                4%

All officers and directors
as a group(5 persons)                        800,167              5.5%

      It is assumed for the purposes of this table that no trading will occur within 60 days of the date of this document.

      The shares held by Hou-Tex Trust include the warrants to purchase 310,000 shares of company common stock at $4.00 per share which expire on August 31, 2000, and are redeemable by Eagle Wireless at $.05 per share if at any time the closing bid price of the common stock shall have equaled or exceeded $5.50 per share for a period of 20 consecutive trading days (the class A warrants), and warrants to purchase 310,000 shares of company common stock at $6.00 per share which expire on August 31, 2000, and are redeemable by Eagle Wireless at $.05 per share if at any time the closing bid price of the common stock shall have equaled or exceeded $7.50 per share for a period of 20 consecutive trading days (the class B warrants). Dr. Cubley disclaims beneficial ownership, as well as voting and disposition power, of the shares of common stock and warrants owned by the Hou-Tex Trust.

      The shares held by the Futer Family Trust include 110,000 shares of common stock underlying class A warrants, and 110,000 shares of common stock underlying class B warrants.

      Mr. Futer disclaims beneficial ownership, as well as voting and disposition power of the shares of common stock and warrants owned by the Futer Family Trust. Mr. Futer's ownership consists of options to purchase 5,000 shares of common stock at $1.25 per share which will expire on August 3, 2003, issued under our employee stock option program.

      Mr. Clifford has voting and disposition power of the 105,000 held in his name, 141,000 shares which are held in the name of The Clifford Family Trust, and 61,667 held by his wife. Mr. Clifford owns 110,000 shares of common stock underlying class A warrants and 110,000 shares of common stock underlying class B warrants.

      The shares held by Mr. Hart include 50,000 shares of common stock underlying class C warrants.

      The total number of shares held by officers and directors include options and warrants to purchase 275,000 shares of common stock that are currently exercisable.

                         DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

      We are authorized to issue up to 100,000,000 shares of common stock. There are 14,241,854 shares of common stock issued and outstanding, up to 12,616,543 shares are reserved for issuance upon exercise of the warrants, and 400,000 shares are reserved for issuance under our employee stock option plan of which options to purchase 112,125 shares of common stock are currently outstanding.

      The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities and liquidation preferences on the preferred stock, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

PREFERRED STOCK

      We are authorized to issue up to 5,000,000 shares of preferred stock, $.001 par value per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include
(a)_voting rights including the right to vote as a series on particular matters,
(b) preferences as to dividends and liquidation, (c) conversion, (d) redemption rights and (e) sinking fund provisions.

      No shares of preferred stock will be outstanding as of the closing of this offering, and we have no present plans for the issuance thereof. The issuance of any such preferred stock could have the effect of delaying or preventing a change in control of Eagle Wireless. The issuance of such preferred stock could also adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock.

WARRANTS

      We have issued the following warrants to purchase an aggregate of 12,616,543 shares of common stock.

      CLASS A WARRANTS

      We have issued class A warrants to purchase 5,033,334 shares of common stock at $4.00 per share. The class A warrants are currently exercisable and expire on August 31, 2000. If the closing bid price of the common stock shall have equaled or exceeded $5.50 per share for a period of 20 consecutive trading days at any time, we may redeem the class A warrants by paying holders $.05 per class A warrant provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Class A warrant holders will be entitled to exercise class A warrants at any time up to the business day next preceding the redemption date. The class A warrants provide for the payment, by Eagle Wireless, of a 3% solicitation fee.

      CLASS B WARRANTS

      We have issued class B warrants to purchase 5,033,334 shares of common stock at $6.00 per share. The class B warrants are currently exercisable and expire on August 31, 2000. If the closing bid price of the common stock shall have equaled or exceeded $7.50 per share for a period of 20 consecutive trading days at any time, we may redeem the class B warrants by paying holders $.05 per class B warrant provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Class B warrant holders will be entitled to exercise class B warrants at any time up to the business day next preceding the redemption date. The class B warrants provide for the payment, by Eagle Wireless, of a 3% solicitation fee.

      CLASS C WARRANTS

      We have issued class C warrants to purchase 1,050,000 shares of common stock at $2.00 per share. The class C warrants are held by insiders of Eagle Wireless and are currently exercisable and expire on August 31, 2000. If the closing bid price of the common stock shall have equaled or exceeded $5.50 per share for a period of 20 consecutive trading days at any time, we may redeem the class C warrants by paying holders $.05 per class C warrant provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Class C warrant holders will be entitled to exercise class C warrants at any time up to the business day next preceding the redemption date. The class C warrants provide for the payment, by Eagle Wireless, of a 3% solicitation fee.

      THE MEGA HOLDING CORP. WARRANTS

            CLASS A

       Warrants to purchase 150,000 shares of the common stock at a purchase price of $1.50 per share. These warrants are not exercisable until and unless the shares of common stock trade at a minimum of $4.00 per share for sixty-one consecutive trading days. The underlying shares of common stock were registered for resale under the Securities Act of 1933 on March 19, 1999. These warrants will expire on March 19, 2000.

            CLASS B

       Warrants to purchase 150,000 shares of the common stock at a purchase price of $2.00 per share. These warrants are not exercisable until and unless the shares of common stock trade at a minimum of $5.50 per share for sixty-one consecutive trading days. The underlying shares of common stock were registered for resale under the Securities Act of 1933 on March 19, 1999. These warrants will expire on March 19, 2000.

            CLASS C

       Warrants to purchase 200,000 shares of common stock at a purchase price of $3.00 per share. These warrants are not exercisable until and unless the shares of common stock trade at a minimum of $7.50 per share for sixty-one consecutive trading days. The underlying shares of common stock were registered for resale under the Securities Act of 1933 on March 19, 1999. These warrants will expire on March 19, 2001.

            CLASS D

       Warrants to purchase 200,000 shares of common stock at a purchase price of $5.00 per share. These warrants are not exercisable until and unless the shares of common stock trade at a minimum of $10.00 per share for thirty-one consecutive trading days. These warrants will expire three years from the date of effective registration of the underlying shares of common stock. As of the date hereof, the underlying shares of common stock have not been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            CLASS E

       Warrants to purchase 200,000 shares of common stock at a purchase price of $7.00 per share. These warrants are not exercisable until and unless the shares of common stock trade at a minimum of $12.00 per share for thirty-one consecutive trading days. These warrants will expire three years from the date of effective registration of the underlying shares of common stock. As of the date hereof, the underlying shares of common stock have not been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            CLASS F

       Warrants to purchase 200,000 shares of common stock at a purchase price of $9.00 per share. These warrants are not exercisable until and unless the shares of common stock trade at a minimum of $14.00 per share for thirty-one consecutive trading days. These warrants will expire five years from the date of effective registration of the underlying shares of common stock. As of the date hereof, the underlying shares of common stock have not been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            CLASS G

       Warrants to purchase 200,000 shares of common stock at a purchase price of $11.00 per share. These warrants are not exercisable until and unless the shares of common stock trade at a minimum of $16.00 per share for thirty-one consecutive trading days. These warrants will expire five years from the date of effective registration of the underlying shares of common stock. As of the date hereof, the underlying shares of common stock have not been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

       THE GCA STRATEGIC INVESTMENT FUND, LTD. WARRANTS

       In connection with the credit facility, we agreed to issue to GCA and its investors warrants to purchase up to 280,000 shares of common stock. In October 1999, we issued 149,875 warrants in connection with a $1,500,000 draw on the credit facility. Of these warrants, 100,000 were issued to purchase shares of common stock at $1.77 per share and 49,875 were issued to purchase shares of common stock at $2.01 per share, all of which expire on October 7, 2002. Additional warrants may be issued if we takedown additional funds from the credit facility with an exercise price set at 115% of the average closing bid price of our common stock on the OTC bulletin board as reported on Bloomberg, LP, for the five (5) completed trading days immediately preceding the date of issuance of the warrants. These warrants will expire three years from the date of issue.

TRANSFER AGENT

       Registrar & Transfer Company serves as the transfer agent for the shares of common stock.

                PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

       This prospectus relates to the resale of 13,847,318 shares of common stock by the selling stockholders of which 2,730,650 shares are currently issued and outstanding and up to 11,116,668 shares to be issued upon (1) exercise of class A warrants outstanding to purchase up to 5,033,334 shares, (2) exercise of class B warrants outstanding to purchase up to 5,033,334 shares, and (3) exercise of class C warrants to purchase up to 1,050,000 on shares. This prospectus also relates to the resale of 5,033,334 class B warrants.

       The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders, including the resale of shares of common stock issued upon exercise of the subject warrants. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding (not from the resale of class B warrants); however, we will receive the exercise price. This table does not include the resale of the class B warrants. However, the numbered class B warrants owned by each selling shareholder, the resale of which is being registered by this prospectus, is identical to the number of shares of common stock underlying the class B warrants. The resale of such shares is also being registered by this prospectus.

                RESALE OF COMMON STOCK BY SELLING STOCKHOLDERS
                      SHARES CURRENTLY OUTSTANDING ("S"),
         SHARES TO BE ISSUED UPON EXERCISE OF CLASS A WARRANTS ("A"),
                            CLASS B WARRANTS ("B"),
                         AND CLASS C WARRANTS ("C"),

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
Adhikary, Tapan Kumar                            5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Allen, Norman A. & Pamela Holberg                5,000     S                     5,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Ameritrade Clearing, Inc., as                   10,000     A                    10,000     A
Custodian for Donald M. Robinson IRA            10,000     B                    10,000     B
Arabella                                       220,000     A                   220,000     A
                                               220,000     B                   220,000     B
Asbeck, Marcia and Peter                        10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Auchstetter, Gerald A.                          15,000     A                    15,000     A
                                                15,000     B                    15,000     B
Azbell, Frederic K. & Barbara A.                20,000     S                    20,000     S           0.00%                  0.00%

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
B and F Trust                                  450,000     S                   450,000     S           0.00%                  0.00%
Bach, Robert L.                                 10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Bailey Trust                                    40,000     S                    40,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Barnard, John E.                                 1,000     S                     1,000     S           0.00%                  0.00%
                                                 1,000     A                     1,000     A
                                                 1,000     B                     1,000     B
Barrett, Gloria J. &  James L.                     500     S                       500     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Barrett, James G.                               20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Barrett-Nelson, Hollye J.                       16,100     S                    16,100     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Barton Family Trust                            126,667     A                   126,667     A           0.00%                  0.00%
                                               126,667     B                   126,667     B
Basche, Scott                                   10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Benson, Mark J.                                 10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Bergerson, Rodney L.                             1,000     S                     1,000     S           0.00%                  0.00%
                                                 1,000     A                     1,000     A
                                                 1,000     B                     1,000     B
Bestgen, Ted                                    10,000     S                    10,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Big Cat Capital                                 85,000     C                    85,000     C
Bloom, James August                             10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Brentwood Financial, Ltd.                      160,000     A                   160,000     A

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
                                               160,000     B                   160,000     B
Brown, Jodie                                    20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Brutger, Wayne A.                               10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Buchanan, Jeffery L.                            20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Burger, Cynthia S.                              20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Carmichael, Thomas S.                           10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Carpenter, Raymond                               1,000     S                     1,000     S           0.00%                  0.00%
                                                 1,000     A                     1,000     A
                                                 1,000     B                     1,000     B
CASZ LLC                                        50,000     S                    50,000     S           0.00%                  0.00%
Chisholm, Roger L.                              10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Clifford, John C.                               40,000     S                    40,000     S           0.00%                  0.00%
                                                40,000     A                    40,000     A
                                                40,000     B                    40,000     B
Clifford Family Trust                          166,667     A                   166,667     A           0.00%                  0.00%
                                               166,667     B                   166,667     B
Coatta, John B.                                 10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Coatta, Jean E.                                 10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Coatta, Jay D.                                  20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Cohen, Morris                                   20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Cole, David L.                                  20,000     A                    20,000     A
                                                20,000     B                    20,000     B

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
Collis, M.D., Noel D.                           20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Corliss, Robert J.                              20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Craven, Richard F.                              20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Crook, James W.                                 20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Dahlberg, David                                 10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
David L. Cole Pension Plan & Trust              20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Deanmore Holdings                              120,000     A                   120,000     A
                                               120,000     B                   120,000     B
Derrer, Roland Jack & Kay Jean                  20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Dillon, Jr., Robert J.                           5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Dompnier, Rene                                  20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Dulas, Daniel                                   10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Dulverton Holdings                             120,000     A                   120,000     A
                                               120,000     B                   120,000     B
Econology / The Founder                        750,000     C                   750,000     C
Elituv, Chavan                                  40,000     S                    40,000     S           0.00%                  0.00%
                                                40,000     A                    40,000     A
                                                40,000     B                    40,000     B

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
Erickson, Eric                                   5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Ericson, James E.                               20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Erkkila, Russell E.                             10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Estrich, Mark and Terry                          5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Estrich, Florence                                5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Eye Guys, Inc.                                  10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
First Trust National Association                20,000     S                    20,000     S           0.00%                  0.00%
Trustee
   FBO Thomas S. Shoopman IRA                   20,000     A                    20,000     A
                                                20,000     B                    20,000     B
First Trust National Association                40,000     S                    40,000     S           0.00%                  0.00%
Trustee
   FBO Wallace F. Miller IRA                    40,000     A                    40,000     A
                                                40,000     B                    40,000     B
First Trust National Association                10,000     S                    10,000     S           0.00%                  0.00%
Trustee
   FBO Steven Graybow IRA                       10,000     A                    10,000     A
                                                10,000     B                    10,000     B
First Trust National Association                 3,667     S                     3,667     S           0.00%                  0.00%
Trustee
   FBO Irving J. Geislinger IRA                  3,667     A                     3,667     A
                                                 3,667     B                     3,667     B
First Trust National Association                 9,000     A                     9,000     A
Trustee
   FBO Eric J. Overig IRA Rollover               9,000     B                     9,000     B
First Trust National Association                10,000     A                    10,000     A
Trustee
   FBO Bryan Johnson IRA                        10,000     B                    10,000     B
First Trust National Association                20,000     S                    20,000     S           0.00%                  0.00%
Trustee

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
   FBO Charles J. Steinke IRA                   20,000     A                    20,000     A
                                                20,000     B                    20,000     B
First Trust National Association                 5,000     S                     5,000     S           0.00%                  0.00%
Trustee
   FBO Carmen M. Tesch IRA                       5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
First Trust National Association                10,000     S                    10,000     S           0.00%                  0.00%
Trustee
   FBO Mark V. Redman IRA                       10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Flink, John Leonard                             10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Forschen, Blaine M.                              3,000     S                     3,000     S           0.00%                  0.00%
                                                 3,000     A                     3,000     A
                                                 3,000     B                     3,000     B
Fowler, Lawrence C. & Dianne K.                 10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Francis, Donald F. & Barbara J.                 12,500     S                    12,500     S           0.00%                  0.00%
Franckowiak, Norberto & Mary                    10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Franckowiak, Norberto & Janet                   10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Franckowiak, James L. and Deborah K.            10,000     S                    10,000     S           0.00%                  0.00%
Sparks
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Francine, Gene A. and Lois J.                   20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Futer Family Trust                             110,000     A                   110,000     A           0.00%                  0.00%
                                               110,000     B                   110,000     B
Gabos, John                                     20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Garrison, Valerie A. & Lynn R.                  10,000     S                    10,000     S           0.00%                  0.00%

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Gaykin, Lydell                                  20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Geislinger, Betty                                1,333     S                     1,333     S           0.00%                  0.00%
                                                 1,333     A                     1,333     A
                                                 1,333     B                     1,333     B
Geislinger, Irv                                  5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Geislinger, Jeffrey J.                           5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Geraci, Joseph A.                                5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Gill, Robert A.                                 20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Glutzer, Norman M. and Barbara                  10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Goetz, Jr., Roger H.                            10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Goetzke, Lester                                 10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Goldberg, Bennett                               10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Graybow, Rita                                   30,000     A                    30,000     A
                                                30,000     B                    30,000     B
Graybow, Bruce                                  40,000     S                    40,000     S           0.00%                  0.00%
                                                40,000     A                    40,000     A
                                                40,000     B                    40,000     B
Graybow, Steven                                 20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Griner, Jr., Frank W.                            5,000     A                     5,000     A
                                                 5,000     B                     5,000     B

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
Gross, Charles V.                               10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Gustafson, William T. and Barbara J.            10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Hafiz, Richard J.                               10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Hanneman, William E.                            10,000     S                    10,000     S           0.00%                  0.00%
                                                15,000     A                    15,000     A
                                                15,000     B                    15,000     B
Hart, Gary                                      25,000     S                    25,000     S           0.00%                  0.00%
Helton, Michael                                  1,000     S                     1,000     S           0.00%                  0.00%
                                                 1,000     A                     1,000     A
                                                 1,000     B                     1,000     B
Hennen, Eugene                                  10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Hennen, Jr., Joseph P.                          20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Hennen, Sr., Joe                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Hewitt, Robert C.                               20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Hillen, John                                    20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Hoffmann, D.C.                                  10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Holberg, Larry W.                               28,000     S                    28,000     S           0.00%                  0.00%
                                                50,000     A                    50,000     A
                                                50,000     B                    50,000     B
Holberg, Darlyne L.                              5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Hooe, Jr., Nelson D.                            10,000     A                    10,000     A

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
                                                10,000     B                    10,000     B
Hopkins, Evan                                    1,600     S                     1,600     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Horsell, William & Cheryl                       10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Hou-Tex Trust                                  310,000     A                   310,000     A           0.00%                  0.00%
                                               310,000     B                   310,000     B
Huot, Irene R.                                  10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Jensen, Julian S.                               10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Jones, Robert A.                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Joseph Geraci IRA                                5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Kaatz, Gary                                      5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Kammerer, Celine                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Kaufman, Lewis H.                               25,000     S                    25,000     S           0.00%                  0.00%
                                                40,000     A                    40,000     A
                                                40,000     B                    40,000     B
Kaufmann, Walter A.                             10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Keczmer, Pamela                                 10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Keczmer, Daniel Patrick, Sr. and Alice           6,650     S                     6,650     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Keczmer, Daniel L. & Lisa A.                    20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Kelly, David J.                                  3,000     S                     3,000     S           0.00%                  0.00%

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Kinney, Larry J.                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Kinney, Patrick J.                              20,000     A                    20,000     A           0.00%                  0.00%
                                                20,000     B                    20,000     B
Klein, Roger A. & Darlene C.                    10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Klein, Robert N.                                13,000     S                    13,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Klein, Gerald A.                                 5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Klein, Sr., Roger H.                             5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Kolb, Robert T.                                 25,000     S                    25,000     S           0.00%                  0.00%
Kosar, Jr., Bernie                              50,000     S                    50,000     S           0.00%                  0.00%
                                                60,000     A                    60,000     A
                                                60,000     B                    60,000     B
Kosar, Sr., Bernard and Geraldine               15,000     S                    15,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Langer, Michael                                  5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Laritson, John                                   5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Larson, Wayne H.                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Lauerman, James E.                               4,000     S                     4,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Lauret, Thurman                                 10,000     S                    10,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
                                                20,000     B                    20,000     B
Lawton, Fred W.                                 20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Lease, Michael W.                                5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Leckrone, Janine                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Lehrke, Ronald K.                                5,000     S                     5,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Lilja, David S.                                 40,000     S                    40,000     S           0.00%                  0.00%
                                                40,000     A                    40,000     A
                                                40,000     B                    40,000     B
Longhi, Bert                                    20,000     A                    20,000     A           0.00%                  0.00%
                                                20,000     B                    20,000     B
Maddern, James R. and Kristine K.                3,334     A                     3,334     A
                                                 3,334     B                     3,334     B
Magnusson, Jan H.                               10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Mahon, William F.                               14,300     S                    14,300     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Mangini, Oscar R.                               20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Mark and Margaret Damon Trust                   60,000     A                    60,000     A
                                                60,000     B                    60,000     B
Mary H. Ciszewski Self-Trusted                  20,000     A                    20,000     A
Revocable Trust
                                                20,000     B                    20,000     B
Matelski, George                                20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Matelski, Wanda E. & Carl D. Parker             10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
                                                10,000     B                    10,000     B
McKeehan, Robert J.                             10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Mechi, Nabil                                     5,000     C                     5,000     C
Mercantile Bank N.A. Trustee                    10,000     A                    10,000     A
   FBO Gerald D. Stolz Profit Sharing           10,000     B                    10,000     B
   Plan
Meyer, Daniel                                   10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Miller, Wallace F. & DeLois J.                  50,000     S                    50,000     S           0.00%                  0.00%
                                                60,000     A                    60,000     A
                                                60,000     B                    60,000     B
Miller, Thomas D.                               20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Mitchell, Gerald M.                             10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Mitroo, J.B.                                     5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Monty, Edward G.                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Morey, Gregory M.                               40,000     A                    40,000     A
                                                40,000     B                    40,000     B
Moriarty, Barbara J. and Maurice F.              8,000     S                     8,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Mount, Richard L.                               25,000     S                    25,000     S           0.00%                  0.00%
Nagel, Gregory A.                               10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Nagel, John                                    208,000     S                   208,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Nakagawa, Cressey H.                            25,000     S                    25,000     S           0.00%                  0.00%

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
Nicksa, James H.                                25,000     S                    25,000     S           0.00%                  0.00%
Nicolodi, Fulvia Casella                        60,000     A                    60,000     A
                                                60,000     B                    60,000     B
Nyquist, R. Dwight and Marie Ann B.              5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Park, M.D., Myung C.                           100,000     A                   100,000     A
                                               100,000     B                   100,000     B
Parsons, Wayne J.                                2,000     S                     2,000     S           0.00%                  0.00%
                                                 2,000     A                     2,000     A
                                                 2,000     B                     2,000     B
Patzner, Rick M.                                60,000     S                    60,000     S           0.00%                  0.00%
                                                70,000     A                    70,000     A
                                                70,000     B                    70,000     B
Pearlwave Ltd.                                 200,000     C                   200,000     C
Pearson, Eldean                                  5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Pechota, Gary L.                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Peddireddi, Srinivasa R.                        30,000     S                    30,000     S           0.00%                  0.00%
                                                30,000     A                    30,000     A
                                                30,000     B                    30,000     B
Pellerito, Ronald                                5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Penn, Sean                                      20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Perman, Mark                                    10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Port, Joshua                                     2,500     A                     2,500     A
                                                 2,500     B                     2,500     B
Port, Adam                                       2,500     A                     2,500     A
                                                 2,500     B                     2,500     B
Port, Moses                                      2,500     A                     2,500     A
                                                 2,500     B                     2,500     B
Port, Joseph                                     2,500     A                     2,500     A

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
                                                 2,500     B                     2,500     B
Port, Stephen & Phyllis                         10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Powell, John R.                                  5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Prudential Securities, Inc.                     10,000     A                    10,000     A
   Custodian for James Ericson Sr.              10,000     B                    10,000     B
Quam, Scott A. and Kristine S.                   5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Redman, Mark V. And Kathryn                     10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Rieman, Raymond                                 20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Robarge, Ralph and Patricia                     10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Robert H. Tucker Trust                          10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Robert J. Corliss IRA                           20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Robinson, Derek K. Vehling and Karen            10,000     S                    10,000     S           0.00%                  0.00%
A.
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Rohkohl, Arlene A.                              10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Rover Enterprises, Ltd.                        160,000     A                   160,000     A
                                               160,000     B                   160,000     B
Sanderman, Robert J.                            45,000     S                    45,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Schaffer, Don M.                                12,500     S                    12,500     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Schank, Daniel J.                                5,000     A                     5,000     A
                                                 5,000     B                     5,000     B

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
Scott T. Zbikowski IRA                          20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Segal, Randy                                    40,000     A                    40,000     A
                                                40,000     B                    40,000     B
Severini, Kerrjie Aida                          10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Severini, Jr., Fred                             15,000     S                    15,000     S           0.00%                  0.00%
                                                15,000     A                    15,000     A
                                                15,000     B                    15,000     B
Severini, Jr., Vincent J.                       10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Sexton, David                                    5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Shaffer, Byron G.                              100,000     A                   100,000     A
                                               100,000     B                   100,000     B
Sharon, Roee                                    10,000     C                    10,000     C
Silletto, Jan and Donna                         20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Simmons, Ed                                      5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Siwecki, Henry T. & Marie                       60,000     A                    60,000     A
                                                60,000     B                    60,000     B
Siwecki, Henry A. & Christine F.                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Siwecki, Henry T.                               25,000     S                    25,000     S           0.00%                  0.00%
Smalley, Cathy M.                                2,500     S                     2,500     S           0.00%                  0.00%
Snyder, Dale                                     2,000     S                     2,000     S           0.00%                  0.00%
                                                 2,000     A                     2,000     A
                                                 2,000     B                     2,000     B
Spriggs, Kevin F.                               10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Stark, Randall P.                               10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Stein, Charles M.                               15,000     S                    15,000     S           0.00%                  0.00%

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
                                                15,000     A                    15,000     A
                                                15,000     B                    15,000     B
Stelton, Craig                                   5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Stoffel, August M. and Michelle L.              10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Stoffel, August M. and Ann M.                   20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Sud, James P.                                   20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Sulak, Cecilia                                  12,500     S                    12,500     S           0.00%                  0.00%
Sylla, Craig J.                                  1,000     S                     1,000     S           0.00%                  0.00%
                                                 1,000     A                     1,000     A
                                                 1,000     B                     1,000     B
Tancheff, John                                  15,000     S                    15,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Tautges, Thomas and Mary Jo                      5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Tell, Dr. Brian                                 10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Tesch, Michael A. & Carmen M.                   19,000     S                    19,000     S           0.00%                  0.00%
                                                19,000     A                    19,000     A
                                                19,000     B                    19,000     B
Traut, Mark Joseph                              20,000     S                    20,000     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Tulgestke, Gordon                                6,250     S                     6,250     S           0.00%                  0.00%
Tuschner, John M. Tuschner and Julie
K. Havlicek                                      5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Tuschner, Jeni                                   5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B

                                                                        AMOUNT
                                           SHARES                       OFFERED
                                        BENEFICIALLY                 (ASSUMING ALL                    SHARES
                                           OWNED                        SHARES                     BENEFICIALLY
                                           BEFORE                     IMMEDIATELY                      OWNED
                  STOCKHOLDER              RESALE                        SOLD)                     AFTER RESALE      PERCENTAGE
                  -----------              ------                        -----                     ----- ------      ----------
Tutewohl, Leo & Sharon                           5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Van Alen, Judith F.                             70,000     A                    70,000     A
                                                70,000     B                    70,000     B
VanOverbeke, James C. & Michaline               10,000     A                    10,000     A
A.
                                                10,000     B                    10,000     B
Vatland, Harlan J.                              10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Vern J. Langer IRA                               5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B
Villavicencio, Gilbert                          10,000     S                    10,000     S           0.00%                  0.00%
                                                10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Vonn Ltd                                        25,000     S                    25,000     S           0.00%                  0.00%
                                               166,666     A                   166,666     A
                                               166,666     B                   166,666     B
Wayne, E. Robie                                 10,000     A                    10,000     A
                                                10,000     B                    10,000     B
Westman, Bruce                                  20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Zaremba, John M.                                 3,125     S                     3,125     S           0.00%                  0.00%
Zaremba, James R.                                3,125     S                     3,125     S           0.00%                  0.00%
Zaremba, Frank J.                                3,125     S                     3,125     S           0.00%                  0.00%
Zaremba, David                                   3,125     S                     3,125     S           0.00%                  0.00%
Zaremba Group LLC                               67,750     S                    67,750     S           0.00%                  0.00%
                                                20,000     A                    20,000     A
                                                20,000     B                    20,000     B
Zbikowski, Scott T.                             20,000     S                    20,000     S           0.00%                  0.00%
                                                50,000     A                    50,000     A
                                                50,000     B                    50,000     B
Zurek, Mark J.                                   5,000     S                     5,000     S           0.00%                  0.00%
                                                 5,000     A                     5,000     A
                                                 5,000     B                     5,000     B

       The 13,847,318 shares offered by the selling stockholders, as well as the 5,033,334 Class B Warrants, may be sold from time to time by the selling stockholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made on Nasdaq, on the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the current market price, or in negotiated transactions. The common stock and class B warrants may be sold by one or more of the following:

       o block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and re-sell a portion of the block as principal to facilitate the transaction;
       o purchase by a broker or dealer for his account under this prospectus; and
       o ordinary brokerage transactions and transactions in which the broker solicits purchases.

The selling stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus. In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated immediately before the sale. Such brokers or dealers and any other participating brokers or dealers may be "underwriters" within the meaning of the Act in connection with such sales. One broker dealer has received 100,000 shares of our common stock as compensation in connection with our private offering of these securities, which may be considered by the National Association of Securities Dealers to be compensation received in connection with this offering. In addition, any securities covered by this prospectus which qualify for sale under Rule 144 may be sold under Rule 144 rather than by this Prospectus. We will not receive any of the proceeds from the sale of these securities, although we have paid the expenses of preparing this prospectus and the related Registration Statement. We will use our best efforts to file, during any period in which offers or sale are being made, one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus.

                                LEGAL MATTERS

         Legal matters concerning the issuance of shares of common stock offered by this prospectus will be passed upon for Eagle Wireless by Brewer & Pritchard, P.C., Houston, Texas. Principals of Brewer & Pritchard, P.C. own 12,500 shares of Eagle Wireless common stock.

                                    EXPERTS

         The financial statements of Eagle Wireless International, Inc. at August 31, 1999, and for each of the years in the three-year period ended August 31, 1999, appearing in this SB-2 Registration Statement have been audited by McManus & Company, independent auditors, as provided in their report thereon appearing elsewhere in this prospectus and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                     WHERE YOU CAN FIND MORE INFORMATION

       This prospectus is part of a registration statement on Form SB-2 Eagle Wireless filed with the SEC under the Securities Act. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

       We are subject to the information and reporting requirements of the Exchange Act. As a result, we file periodic reports, proxy materials and other information with the SEC. We provide our shareholders with annual reports containing audited financial statements. You may request a copy of these filings, at no cost, by writing or telephoning as follows:

                  Eagle Wireless International, Inc.
                  Attention: Investor Relations
                  101 Courageous Drive
                  League City, TX 77573
                  Telephone (281) 538-6000

       You may read and copy our registration statement and all of its exhibits at the SEC public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The registration statement is also available from the SEC's web site at http://www.sec.gov. The SEC's web site contains reports, proxy and information statements, and other information about issuers that file electronically.

                          INDEX TO FINANCIAL STATEMENTS

                       EAGLE WIRELESS INTERNATIONAL, INC.


THREE MONTHS ENDED NOVEMBER 30, 1999

Unaudited Balance Sheet....................................................F-1
Unaudited Statement of Earnings............................................F-2
Statements of Changes in Shareholders Equity...............................F-3
Statements of Cash Flows...................................................F-4
Notes to the Financial Statements..........................................F-5

FISCAL YEAR ENDED AUGUST 31, 1999 AND AUGUST 31, 1998

Independent Auditor's Report..............................................F-17
Balance Sheets............................................................F-18
Statements of Earnings....................................................F-19
Statement of Changes in Stockholders' Equity..............................F-20
Statements of Cash Flows..................................................F-21
Notes to Financial Statements.............................................F-22

                EAGLE WIRELESS INTERNATIONAL, INC. AND SUBSIDIARY
                                  BALANCE SHEETS
                                  (IN THOUSANDS)

                                      ASSETS

                                                                 NOVEMBER       AUGUST 31,
                                                                 30, 1999         1999
                                                               -----------     -----------
                                                               (UNAUDITED)      (AUDITED)
CURRENT ASSETS:
   Cash and Cash Equivalents (Note 1) .....................    $     1,105     $       188
   Accounts Receivable (Note 2) ...........................            340             286
   Inventories (Note 1) ...................................          2,335           2,356
   Prepaid Expenses .......................................            434             242
                                                               -----------     -----------
      Total Current Assets ................................          4,214           3,072

PROPERTY AND EQUIPMENT (NOTE 1):
   Operating Equipment ....................................            926             922
   Less: Accumulated Depreciation .........................           (366)           (333)
                                                               -----------     -----------
      Total Property and Equipment ........................            560             589

OTHER ASSETS:
   Security Deposits ......................................             17              17
   Investment In Affiliate (Note 9) .......................          6,605           6,642
                                                               -----------     -----------
      Total Other Assets ..................................          6,622           6,659

   TOTAL ASSETS ...........................................    $    11,397     $    10,320
                                                               ===========     ===========

                       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts Payable .......................................    $       139     $       208
   Accrued Expenses .......................................            121             106
   Notes Payable (Note 3) .................................          1,505              17
   Capital Lease Obligations (Note 4) .....................             15              15
   Deferred Revenues ......................................             53             533
   Federal Income Taxes Payable (Notes 1 & 5) .............            486             468
   Franchise Taxes Payable ................................             17              13
   Sales Taxes Payable ....................................             48              48
   Deferred Taxes (Note 5) ................................              6               6
                                                               -----------     -----------

      Total Current Liabilities ...........................          2,390           1,414

LONG - TERM LIABILITIES:
   Capital Lease Obligations (net of current
     maturities) (Note 4) .................................           --                 4
   Deferred Taxes (Note 5) ................................              8               8
                                                               -----------     -----------
      Total Long - Term Liabilities .......................              8              12

COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 12)

SHAREHOLDERS' EQUITY:

   Preferred Stock - $.001 par value,
   Authorized 5,000,000 shares
   Issued -0- shares ......................................           --              --
   Common Stock - $.001 par value, Authorized
     100,000,000 shares Issued and Outstanding
     at November 30, and August 31, 1999
     13,541,750 shares and 13,479,833, respectfully .......             14              13
   Paid in Capital ........................................          7,217           7,181
   Retained Earnings ......................................          1,768           1,700
                                                               -----------     -----------
      Total Shareholders' Equity ..........................          8,999           8,894

   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .............    $    11,397     $    10,320
                                                               ===========     ===========

See accompanying notes to the financial statements.

                EAGLE WIRELESS INTERNATIONAL, INC. AND SUBSIDIARY
                              STATEMENTS OF EARNINGS
                                  (IN THOUSANDS)

                                                        THREE MONTHS ENDED
                                                   -----------------------------
                                                     NOVEMBER       NOVEMBER
                                                     30, 1999       30, 1998
                                                    (UNAUDITED)    (UNAUDITED)
                                                   ------------     ------------
   NET SALES ..................................    $        656     $        931

   COST OF GOODS SOLD
      Materials and Supplies ..................             107              184
      Direct Labor and Related Costs ..........             118              163
      Depreciation and Amortization ...........              17               18
      Other Manufacturing Costs ...............               7               55
                                                   ------------     ------------
         Total Cost of Goods Sold .............             251              420
                                                   ------------     ------------
   GROSS PROFIT ...............................             405              511

   OPERATING  EXPENSES
      Selling, General and Administrative
         Salaries and Related Costs ...........             132              131
         Advertising and Promotion ............               3               68
         Depreciation and Amortization ........              16                9
         Research & Development ...............             253              154
         Other Support Costs ..................             131              173
                                                   ------------     ------------
            Total Operating Expenses ..........             534              535
                                                   ------------     ------------

   EARNINGS (LOSSES) FROM OPERATIONS BEFORE OTHER
   REVENUES / (EXPENSES) AND INCOME TAXES .....            (129)            (24)

   OTHER REVENUES / (EXPENSES)
      Interest Income (net) ...................             245              176
      Other Income ............................               6             --
                                                   ------------     ------------
         Total Other Revenues .................             251              176
                                                   ------------     ------------

   EARNINGS BEFORE INCOME TAXES & LOSS FROM ...             123              152
   MINORITY INTEREST IN AFFILIATE

      Gain / (Loss) From Minority Interest in
        Affiliate .............................             (37)            --
                                                   ------------     ------------

   EARNINGS BEFORE INCOME  TAXES ..............              85              152


      Provision For Income Taxes ..............              17               56
                                                   ------------     ------------

   NET EARNINGS ...............................    $         68     $         96
                                                   ============     ============

   Net Earnings Per Common Share:
         Primary ..............................    $        .01     $        .01
         Diluted ..............................    $        .01     $        .01

   Weighted Average Common Shares Outstanding:
         Primary ..............................      13,541,750       11,670,155
         Diluted ..............................      13,610,750       11,750,530


See accompanying notes to the financial statements.

                   EAGLE WIRELESS INTERNATIONAL, INC. AND SUBSIDIARY
                     STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                       UNAUDITED
                                     (IN THOUSANDS)

                                                                    ADDITIONAL                    TOTAL
AUGUST 31, 1998                           COMMON      PREFERRED      PAID IN       RETAINED    SHAREHOLDERS'
TO NOVEMBER 30, 1999                      STOCK         STOCK        CAPITAL       EARNINGS       EQUITY
------------------------------------    ----------    ----------    ----------    ----------    ----------
Total As of August 31, 1998 ........            12          --           5,973         1,532         7,516

Net Earnings 1999 ..................                                                     168           168
New Stock Issued to Shareholders
   For Services Rendered ...........          --                           163          --             163
   For Exercise of Warrants ........             2                       1,045          --           1,047
                                        ----------    ----------    ----------    ----------    ----------
Total As Of August 31, 1999 ........            14          --           7,181         1,700         8,894

Net Earnings For The Three Months
   Ended November 30, 1999 .........                                                      68            68
New Stock Issued to Shareholders
   J.  Nagel (Sept. 1999) ..........          --                            22                          22
   P. Barton (Sept. 1999) ..........          --                            14                          14
                                        ----------    ----------    ----------    ----------    ----------
Total As Of November 30, 1999 ......            14          --           7,217         1,768         8,999

See accompanying notes to the financial statements.

                EAGLE WIRELESS INTERNATIONAL, INC. AND SUBSIDIARY
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                        THREE MONTHS ENDED
                                                                      ----------------------
                                                                       NOVEMBER    NOVEMBER
                                                                       30, 1999    30, 1998
                                                                      ----------  ----------
                                                                     (UNAUDITED)    (UNAUDITED)
Cash Flows From Operating Activities
   Net Earnings ..................................................    $       68  $       96

   Adjustments To Reconcile Net Earnings To Net Cash
      Used By Operating Activities:
      Depreciation and Amortization ..............................            33          27
      (Increase) / Decrease in Accounts Receivable ...............           (54)       (692)
      (Increase) / Decrease in Inventories .......................            21         (32)
      (Increase) / Decrease in Prepaid Expenses ..................          (192)         55
      Increase / (Decrease) in Accounts Payable and Accrued Exp ..           (54)        (33)
      Increase / (Decrease) in Deferred Taxes ....................          --          --
      Increase / (Decrease) in Deferred Revenues .................          (480)         (3)
      Increase / (Decrease) in Sales Tax Payable .................          --             6
      Increase / (Decrease) in Fed Inc Taxes Payable .............            18          56
      Increase / (Decrease) in Franchise Taxes Payable ...........             4           7
                                                                      ----------  ----------

      Total Adjustments ..........................................          (704)       (609)
                                                                      ----------  ----------

   Net Cash Used By Operating Activities .........................          (635)       (513)

Cash Flows From InvestingActivities
   Purchase of Property and Equipment ............................            (4)        (24)
   (Increase) / Decrease in Other Assets .........................            37          (2)
                                                                      ----------  ----------

Net Cash Used By Investing Activities ............................            34         (26)

Cash Flows From Financing Activities
   Increase / (Decrease) in Notes Payable and Capital Leases .....         1,483           5
   Increase / (Decrease) in Shareholders' Advances ...............          --           (24)
   Increase / (Decrease) in Syndication Costs ....................          --          --
   Proceeds From Sale of Common Stock, Net .......................            36        --
                                                                      ----------  ----------

Net Cash Provided / (Used) By Financing Activities ...............         1,519         (19)

Net Decrease in Cash .............................................           917        (558)

Cash at the Beginning of the Year ................................           188       1,097
                                                                      ----------  ----------

Cash at the End of the Year ......................................    $    1,105  $      539
                                                                      ==========  ==========

See accompanying notes to the financial statements.

NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

      Eagle Wireless International, Inc., and Subsidiary (the Company), was incorporated as a Texas corporation on May 24, 1993 and commenced business in April of 1996. The Company and its subsidiary, BroadbandMagic.com, are suppliers of multi-media set top devices, telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. The Company designs, manufactures, markets and services its products under the Eagle and BroadbandMagic.com names. These products include multi-media set top devices, transmitters, receivers, controllers, software and other equipment used in personal communications systems (including paging, voice messaging, cellular and message management and mobile data systems) and radio and telephone systems.

A)    Cash and Cash Equivalents

      The Company has $1,056,768 and $29,059 invested in interest bearing accounts at November 30, 1999 and August 31, 1999, respectively.

B)    Property and Equipment

      Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated by using the straight-line method for financial reporting and accelerated methods for income tax purposes. The recovery classifications for these assets are listed as follows:

                                                  YEARS
            Machinery and equipment                 7
            Furniture and Fixtures                  7

      Expenditures for maintenance and repairs are charged against income as incurred and major improvements are capitalized.

C)    Inventories

      Inventories are valued at the lower of cost or market. The cost is determined by using the FIFO method. Inventories consist of the following items:

                                  NOVEMBER 30, 1999   AUGUST 31, 1999
                                    -------------     -------------
            Raw Materials           $   1,164,463     $   1,215,003
            Work in Process             1,170,337         1,119,672
            Finished Goods                    -0-            21,186
                                    -------------     -------------
                                    $   2,334,800     $   2,355,861
                                    =============     =============

D)    Research and Development Costs

      The Company's research and development costs include obligations to perform contractual services for outside parties. These costs are expensed as contract revenues are earned. Research and development costs of $130,726 and $153,529 were expensed for the periods ended November 30, 1999 and 1998, respectively. Contract revenues earned for the periods ended November 30, 1999 and 1998 were approximately $-0- and $225,000 respectively.

E)    Income Taxes

      The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", which requires a change from the deferral method to assets and liability method of accounting for income taxes. Timing differences exist between book income and tax income which relate primarily to depreciation methods.

         ---------------------------------------------------------

F)    Net Earnings Per Common Share

      Net earnings per common share is shown as both basic and diluted. Basic earnings per common share are computed by dividing net income less any preferred stock dividends (if applicable) by the weighted average number of shares of common stock outstanding. Diluted earnings per common share are computed by dividing net income less any preferred stock dividends (if applicable) by the weighted average number of shares of common stock outstanding plus any dilutive common stock equivalents. The components used for the computations are shown as follows:

                                             NOVEMBER 30, 1999 NOVEMBER 30, 1998
                                             ----------------- -----------------
      Weighted Average Number of Common
          Shares Outstanding Including:

      Primary Common Stock Equivalents              13,541,750       11,670,155
      Fully Dilutive Common Stock Equivalents       13,610,750       11,750,530

G)    Impairment of Long Lived and Identifiable Intangible Assets

      The Company evaluates the carrying value of long-lived assets and identifiable intangible assets for potential impairment on an ongoing basis. An impairment loss would be deemed necessary when the estimated non-discounted future cash flows are less than the carrying net amount of the asset. If an asset were deemed to be impaired, the asset's recorded value would be reduced to fair market value. In determining the amount of the charge to be recorded, the following methods would be utilized to determine fair market value:

      1)    Quoted market prices in active markets.
      2)    Estimate based on prices of similar assets
      3)    Estimate based on valuation techniques

      As of November 30, 1999 and August 31, 1999, no impairment existed.

H)    Warrants for Funding Activities

      To date, the Company has issued the following warrants: 5,033,334 Class A; 5,033,334 Class B; 1,050,000 Class C; 1,050,000 $.05; 1,375,000 $.50;
      425,000 $5.00;150,000 $1.50; 150,000 $2.00; 200,000 $3.00; 200,000 $5.00;
      200,000 $7.00; 200,000 $9.00; 200,000 $11.00; and 50,000 $2.00. Certain of
      these warrants were issued to individuals and trusts for their assistance in the fundraising activities. The Company has assigned a value of $280,343 as compensation for these fund raising activities.

I)    Advertising and Promotion

      All advertising related costs are expensed as incurred. The Company does not incur any cost for direct-response advertising. For the periods ended November 30, 1999 and 1998, the Company had expensed $3,000 and $68,000, respectively.

J)    Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

K)    Comprehensive Income

      There were no items of other comprehensive income in 1999 and 1998, and, thus, net income is equal to comprehensive income for each of those years.

L)    Reclassification

      The Company has reclassified certain costs and expenses for the three months ended November 30, 1999 to facilitate comparison to the three months ended November 30, 1998.

NOTE 2 - ACCOUNTS RECEIVABLE:

      Accounts receivable consist of the following:

                                         NOVEMBER 30, 1999     AUGUST 31, 1999
                                         -----------------     ---------------

      Accounts Receivable                $         340,082     $       286,269
      Allowance for Doubtful Accounts                - 0 -               - 0 -
                                         -----------------     ---------------
      Net Accounts Receivable            $         340,082     $       286,269
                                         =================     ===============

NOTE 3 -  NOTES PAYABLE:

                                                       NOVEMBER 30,   AUGUST 31,
                                                          1999           1999
                                                       ----------     ----------
Unsecured note to Imperial Premium
Finance bearing interest at 14.9%,
due $1,795 monthly until February 2000  ..........     $     --       $    5,386

Unsecured note to Central Insurance
bearing no interest, due $1,031
monthly until March 2000  ........................          2,326          5,220

Unsecured note to Paula Insurance
bearing no interest, due $373 monthly
until March 2000  ................................           --            1,124

Unsecured note to West Coast Life
Insurance bearing no interest, due
$2,457 quarterly until May 2000  .................          2,457          4,913

Secured convertible note to
Global Capital Advisors, LTD bearing
interest at 7%, due October 2002
interest and principal payable in cash
or common stock based on market value
of common shares. Security is a $6,000,000
note receivable from Link II Communications ......     $1,500,000     $     --

      Total ......................................     $1,504,783         16,643
      Less Current Portion of
         Long - Term Debt ........................          4,783         16,643
                                                       ----------     ----------

      Total Long - Term Debt .....................     $1,500,000          $ -0-
                                                       ==========     ==========

NOTE 4 - CAPITAL LEASE OBLIGATIONS:

                                                   NOVEMBER 30,    AUGUST 31,
                                                       1999           1999
                                                    ----------     ----------
Equipment lease with Konica bearing
interest at 8.9%, payable in monthly
installments of $445; due Aug. 2001 ..............  $    8,609     $    9,720

Equipment lease with IKON Office
Solutions bearing interest at 18%
payable in monthly installments of
$105; due March 2000 .............................         408            695

Software lease with Manifest Group
bearing interest at 14%, payable in
monthly installments of $751; due
August 2000 ......................................  $    6,453     $    8,487
                                                    ----------     ----------

        Total Obligations ........................      15,470         18,902
        Less Current Portion of
           Lease Obligations .....................      14,994         15,047
                                                    ----------     ----------
        Total Long - Term Capital
       Lease Obligations .........................  $      476     $    3,855
                                                    ==========     ==========

      The capitalized lease obligations are collateralized by the related equipment acquired with a net book value of approximately $27,135 and $ 29,600 at November 30, 1999 and August 31, 1999, respectively. The future minimum lease payments under the capital leases and the net present value of the future lease payments at November 30, 1999 and August 31, 1999 are as follows:

                                          NOVEMBER 30, 1999     AUGUST 31, 1999
                                          -----------------     ---------------

      Total minimum lease payments        $          16,128     $        20,405
      Less:  Amount representing interest             1,134               1,503
                                          -----------------     ---------------
      Present value of net minimum
          lease payments                  $          14,994     $        18,902
                                          =================     ===============

            Future obligations under the lease terms are:

                    Period Ending
                    NOVEMBER 30,                       AMOUNT
                    -----------                       -------
                        2000                          $10,614
                        2001                            4,380
                                                      -------
                           Total                      $14,994
                                                      =======

NOTE 5 - INCOME TAXES:

      As discussed in note 1, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Implementation of SFAS 109 did not have a material cumulative effect on prior periods nor did it result in a change to the current year's provision.

A) The effective tax rate for the Company is reconcilable to statutory tax rates as follows:
                                                   AUGUST 31,
                                                1999     1998
                                                ----     ----
                                                   %        %
            U.S. Federal Statutory Tax Rate       34       34
            U.S. Valuation Difference              1       (1)
                                                ----     ----
            Effective U.S. Tax Rate               35       33
            Foreign Tax Valuation                -0-      -0-
                                                ----     ----
            Effective Tax Rate                    35       33
                                                ====     ====

B) Items giving rise to deferred tax assets / liabilities are as follows:

                                                             AUGUST 31,
                                                         -------------------
                                                           1999       1998
                                                         -------     -------
            Deferred Tax Assets:

                 Tax Loss Carry-forward                  $ - 0 -     $ - 0 -
                                                         -------     -------

            Deferred Tax Liability:

                 Depreciation                             13,852      11,070
                                                         -------     -------

            Valuation Allowance                            - 0 -       - 0 -
                                                         -------     -------

                 Net Deferred Tax Asset / Liability      $13,852     $11,070
                                                         =======     =======


NOTE 6 - PREFERRED STOCK, STOCK OPTIONS AND WARRANTS:

      In July 1996, the Board of Directors and majority shareholders authorized 5,000,000 shares of Preferred Stock with a par value of $0.001. As of November 30, 1999, no Preferred Stock has been issued.

      In July 1996, the Board of Directors and majority shareholders adopted an employee stock option plan under which 400,000 shares of Common Stock have been reserved for issuance. The options granted for under this plan are to purchase fully paid and non-assessable shares of the Common Stock, par value $.001 per share at a price equal to the underlying common stock's market price at the date of issuance. These options may be redeemed six months after issuance, expire five years from the date of issuance and contain a cash-less exercise feature. The underlying shares of common stock were registered for resale under the Securities Act of 1933 on February 19, 1999. As of November 31, 1999, 151,375 options have been granted pursuant to such plan with 29,000 being exercised.

      In May of 1996, the Company received an aggregate of $375,000 in bridge financing in the form of interest-free convertible notes from unaffiliated individuals. Holders of $369,000 of these notes converted into 369,000 shares of Company common stock, and the balance of $6,000 was retired in November of 1996. In conjunction with the issuance of such indebtedness, the Company has issued such investors $.50 Warrants to purchase 375,000 shares of common stock, and $5.00 Warrants to purchase up to 375,000 shares of common stock.

      The Company has issued the following warrants that have since been exercised or expired:

            700,000 stock purchase warrants which expire July 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.01 per share. These warrants were exercised as of August 31, 1997.

            1,050,000 stock purchase warrants which expire July 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.05 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for twenty consecutive trading days, yet still expire July 1999 if not exercised. During April 1999, the Company's Board of Directors removed the requirement that the Company's common stock trade at a price of no less than $5.50 per share for twenty consecutive trading days provided that the holders of the warrants exercise the warrants prior to the expiration date and remit to the Company a fee of $.70 per underlying share upon exercise of the warrants. Prior to expiration, 1,037,500 warrants had been exercised whereas 12,500 warrants expired.

            1,375,000 stock purchase warrants which expire July 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.50 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for twenty consecutive trading days, yet still expire July 1999 if not exercised. During April 1999, the Company's Board of Directors removed the requirement that the Company's common stock trade at a price of no less than $5.50 per share for twenty consecutive trading days provided that the holders of the warrants exercise the warrants prior to the expiration date and remit to the Company a fee of $.25 per underlying share upon exercise of the warrants. Prior to expiration, 1,325,000 warrants had been exercised whereas 50,000 warrants expired.

            425,000 stock purchases warrants that expire July 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $5.00 per share. These warrants are subject to restrictions regarding the timing of exercise. The underlying shares of common stock were registered for resale on September 4, 1997 under the Securities Act of 1933. Prior to expiration, no warrants had been exercised whereas 425,000 warrants expired.

      The Company has issued and outstanding the following warrants which have not yet been exercised at November 30, 1999:

            150,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $1.50 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $4.00 per share for sixty-one consecutive trading days. The underlying shares of common stock were registered for resale under the Securities Act of 1933 on March 19, 1999. These warrants will expire on March 19, 2000.

            150,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $2.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for sixty-one consecutive trading days. The underlying shares of common stock were registered for resale under the Securities Act of 1933 on March 19, 1999. These warrants will expire on March 19, 2000.

            50,000 stock purchase warrants which expire August 31 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price of $2.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the warrants by paying holders $.05 per warrant. As of August 31, 1999, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933.

            200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $3.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $7.50 per share for sixty-one consecutive trading days. The underlying shares of common stock were registered for resale under the Securities Act of 1933 on March 19, 1999. These warrants will expire on March 19, 2000.

            200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $5.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $10.00 per share for thirty-one consecutive trading days. These warrants will expire three years from the date of effective registration of the underlying shares of common stock. As of August 31, 1999, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $7.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $12.00 per share for thirty-one consecutive trading days. These warrants will expire three years from the date of effective registration of the underlying shares of common stock. As of August 31, 1999, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $9.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $14.00 per share for thirty-one consecutive trading days. These warrants will expire five years from the date of effective registration of the underlying shares of common stock. As of August 31, 1999, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $11.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $16.00 per share for thirty-one consecutive trading days. These warrants will expire five years from the date of effective registration of the underlying shares of common stock. As of August 31, 1999, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            5,033,334 Class A stock purchase warrants which expire August 31, 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $4.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class A Warrants by paying holders $.05 per Class A Warrant. The underlying shares of common stock were registered for resale on September 4, 1997 under the Securities Act of 1933.

            5,033,334 Class B stock purchase warrants which expire August 31, 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price of $6.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $7.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class B Warrants by paying holders $.05 per Class B Warrant. The underlying shares of common stock and Class B Warrants were registered for resale on September 4, 1997 under the Securities Act of 1933. These warrants trade under the symbol "EGLWZ".

            1,050,000 Class C stock purchase warrants which expire August 31 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price of $2.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class C Warrants by paying holders $.05 per Class C Warrant. The underlying shares of common stock were registered for resale on September 4, 1997 under the Securities Act of 1933.

            100,000 stock purchase warrants which expire October 7, 2002. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price of $1.77 per share. As of November 30, 1999, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933; however, these shares are subject to a registration agreement which has not been effected.

            43,641 stock purchase warrants which expire October 7, 2002. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price of $2.01 per share. As of November 30, 1999, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933; however, these shares are subject to a registration agreement, which has not been effected.

            6,234 stock purchase warrants which expire October 7, 2002. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price of $2.01 per share. As of November 30, 1999, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933; however, these shares are subject to a registration agreement which has not been effected.

      The warrants outstanding are segregated into four categories (exercisable, non-exercisable, non-registered, and expired). They are summarized as follows:

                   WARRANTS ISSUED            WARRANTS EXERCISABLE                 WARRANTS                   WARRANTS EXPIRED
CLASS  OF            NOVEMBER 30,                  NOVEMBER 30,                NON            NON               NOVEMBER 30,
WARRANTS        1999            1998          1999              1998        EXERCISED     REGISTERED        1999             1998
-------    -------------    ------------- -------------     ------------  -------------  -------------  -----------       ---------
  0.01        Exercised         Exercised           --               --             --             --           --              --
  0.05        Exercised         1,050,000           --               --             --             --        12.500             --
  0.50        Exercised         1,375,000           --               --             --             --        50,000             --
  5.00          Expired   *       425,000           --           425,000            --             --       425,000             --
  4.00        5,033,334   *     5,033,334     5,033,334        5,033,334            --             --           --              --
  6.00        5,033,334   *     5,033,334     5,033,334        5,033,334            --             --           --              --
  2.00        1,050,000   *     1,050,000     1,050,000        1,050,000            --             --           --              --
  1.77          100,000                --       100,000              --             --             --           --              --
  2.01           49,875                --        49,875              --             --             --           --              --

  1.50          150,000           150,000       150,000              --             --             --           --              --
  2.00          150,000           150,000       150,000              --             --             --           --              --
  3.00          200,000           200,000       200,000              --             --             --           --              --
  5.00          200,000           200,000           --               --             --         200,000          --              --
  7.00          200,000           200,000           --               --             --         200,000          --              --
  9.00          200,000           200,000           --               --             --         200,000          --              --
 11.00          200,000           200,000           --               --             --         200,000          --              --

  2.00           50,000   *        50,000        50,000           50.000            --             --           --              --
  ESOP           47,375   *       319,625        14,625          332.000          3,500            --        10,250             --
  ESOP          104,000            80,375        69,000           68,000         50,000            --           --              --

      An asterisk (*) denotes warrants which would have an anti-dilutive effect if currently used to calculate earnings per share for the year ended August 31, 1999.


NOTE 7 - SEGMENT INFORMATION:

      The Company had gross revenues of $656,369 and $930,897 for the three months ended November 30, 1999 and 1998, respectively. The following parties individually represent a greater than ten percent of these revenues.

                                   NOVEMBER 30,1999                     NOVEMBER 30, 1998
           CUSTOMER           AMOUNT             PERCENTAGE        AMOUNT           PERCENTAGE
           ------------    --------------- ------------------   -------------  ------------------
           Link - Two      $       39,215                 6 %         249,616                27 %
           RFTL            $          --                 -- %         550,937                59 %

NOTE 8 - INVESTMENT IN LINK - TWO COMMUNICATIONS, INC.:

      The Company and Link - Two Communications, Inc. (Link II) have executed an agreement, whereby the Company would receive up to an eight percent equity interest in Link II in lieu of accruing finance charges on the outstanding balance owed by Link II to the Company. Under the agreement, equity in Link II was earned at a rate of 0.2% per month per $100,000 payable and outstanding for more than thirty days. At November 30, 1999 and 1998, the Company had earned a 5.0% and 5.0%, respectively, minority equity interest in Link II. This is evidenced by the issuance of 240,000 shares of Link II common stock to the Company. As of August 31, 1999 and 1998, the Company has recorded it share of losses in this unconsolidated affiliate. The loss as a minority shareholder totaled $91,678 and $28,663, respectively. The Company has reclassified its balances due from Link II as additional advances to affiliates.

      Certain principal stockholders (or affiliates thereof) of the Company, including James Futer, executive vice president, director, and chief operating officer, and A.L. Clifford, a director of the Company, are also principal stockholders of Link II. Mr. Clifford is also the chairman, president, and chief executive officer of Link II and Dr. Cubley is a director of Link II. Subsequent to August 31, 1999, Link II has entered into negotiations to acquire existing paging operations in Dallas, San Antonio and Houston. Additionally the company is currently negotiating with a utility company to install wireless meter reading equipment which will utilize the Link II radio frequency licenses and equipment.

      On October 1, 1999, Link II refinanced its existing accounts payable to Eagle Wireless International through the issuance of a $733,571 ten percent (10%) note secured by all lease station licenses and a $6,000,000 ten percent (10%) note secured by all assets (excluding licenses). These notes are due September 1, 2000. During October 1999, the Company pledged as collateral on a $4,500,000 convertible note, the $6,000,000 note receivable and its underlying collateral.

NOTE 9 - RISK FACTORS:

      For the months ended November 30, 1999 and 1999, substantially all of the Company's business activities have remained within the United States and have been extended to the wireless infrastructure industry. Approximately ninety-one percent of the Company's revenues and receivables have been created solely in the state of Texas, two percent have been created in the international market, and the approximate seven percent remainder has been created relatively evenly over the rest of the nation during the three months ended November 30, 1999 whereas Approximately eighty-seven percent of the Company's revenues and receivables have been created solely in the state of Texas, one percent have been created in the international market, and the approximate twelve percent remainder has been created relatively evenly over the rest of the nation during the three months ended November 30, 1998

      Through the normal course of business, the Company generally does not require its customers to post any collateral. However, because Link II constitutes 43% and 60% of the Company's gross revenues and 64% and 60% of its gross assets for the years ended August 31, 1999 and 1998, respectively, the two companies have reached an agreement whereby the Company has received a minority interest in Link II based upon accounts receivable and has fully collateralized the debt. (See Note 9)

      Although the Company has concentrated its efforts in the wireless infrastructure industry and convergent set top market during the years ended August 31, 1999 and for the three months ended November 30, 1999, it is management's belief that the Company faces little credit or economic risk due to the continuous growth the market is experiencing.

NOTE 10 - FOREIGN OPERATIONS:

      Although the Company is based in the United States, its product is sold on the international market. Presently, international sales total approximately 2% and 1% at November 30, 1999 and 1998, respectfully.

NOTE 11 - COMMITMENTS AND CONTINGENT LIABILITIES:

      The Company leases its primary office space for $10,000 per month with Space Industries, Inc. ("Space"). This non-cancelable lease commenced on July 1, 1999 and expires on March 29, 2001. In addition to the monthly rental, the Company will issue 100,000 shares of its common stock to Space. Space will have the right to sell no more than 10,000 shares per month until all shares have been sold. Additionally, Space will have the right to put to the Company all unsold shares held by Space in exchange for a payment calculated using the following formula:

            $173,000 - (gross proceeds from stock sales above $1.70 per share) minus ($1.73 x quantity of shares sold below $1.70 per share)

      It is understood and agreed, and it is the intention of both parties, that this put right will provide Space with a guarantee that, so long as (a) Space does not sell or otherwise dispose of the common stock for less than $1.70 per share, and (b) Space exercises its put right between August 15, 2000 and August 31, 2000, Space will receive a minimum economic benefit of at least $170,000 from the common stock issued by the Company to Space. For the periods ending November 30, 1999 and 1998, rental expenses of $64,548 and $23,793 respectively, were incurred.

            Future obligations under the non-cancelable lease terms are:

                  Period Ending
                   NOVEMBER 30,                       AMOUNT
                   -----------                      ----------
                         2000                       $  187,140
                         2001                       $  126,665
                                                    ==========

      During the year ended August 31, 1998, the Company entered into an agreement with a public relations consultant whereby the consultant will develop, implement, and maintain an ongoing program to increase the investment community's awareness of the Company's activities and to stimulate the investment community's interest in the Company. As compensation for these services, the consultant will be paid $5,000 per month. Additionally, the consultant will receive options to purchase 100,000 shares of the Company's common stock for $1.00 per share. The delivery of the options to purchase the 100,000 shares of common stock is contingent upon the attainment of certain objective criteria as outlined in the July 16, 1998 agreement between the Company and the public relations consulting firm. At August 31, 1999, these options have been issued and exercised.

      The Company has been named as defendant in a lawsuit involving the Company's previous landlord with regard to breach of the lease. The Company has counter-claimed, also alleging breach of the lease. The Company intends to vigorously defend this matter as well as prosecute its counter-claim.

      The Company has provided a finance company a limited manufacturer's guarantee for an amount not to exceed $910,845 for equipment and services sold to a customer of the Company. In the event of default by the customer, after a minimum period of ninety days from the date default is declared and after having exhausted all available remedies against the customer, the finance company may seek payment directly from the Company. Under this guarantee, the Company may elect to assume the lease from the finance company under the original terms and conditions or may elect to pay all amounts due in arrears under the original agreement and pay-off the lease through a one-time payment of the unamortized balance.


NOTE 12 - EARNINGS PER SHARE:

      The following table sets forth the computation of basic and diluted earnings per share:

                                                  FOR THE 3 MONTHS ENDED NOVEMBER, 1999
                                                 --------------------------------------
                                                   INCOME       SHARES       PER-SHARE
                                                 (NUMERATOR) (DENOMINATOR)     AMOUNT
                                                 ----------    ----------    ----------
Net Income ..................................    $   86,021

Basic EPS:
  Income available to common stockholder ....    $   86,021    13,541,750    $     0.01

Effect of Dilutive Securities:
  Warrants ..................................         - 0 -        69,000
                                                 ----------    ----------

Diluted EPS:
  Income available to common stockholders
    and assumed conversions .................    $   86,021    13,610,750    $     0.01
                                                 ==========    ==========    ==========

                                                     FOR THE YEAR ENDED AUGUST , 1999
                                                 --------------------------------------
                                                   INCOME       SHARES       PER-SHARE
                                                 (NUMERATOR) (DENOMINATOR)     AMOUNT
                                                 ----------    ----------    ----------
Net Income ..................................    $  168,272

Basic EPS:
  Income available to common stockholder ....    $  168,272    11,980,911    $     0.01

Effect of Dilutive Securities:
  Warrants ..................................         - 0 -        69,000
                                                 ----------    ----------

Diluted EPS:
  Income available to common stockholders
    and assumed conversions .................    $  168,272    12,049,911    $     0.01
                                                 ==========    ==========    ==========

     For the November 30, 1999 and August 31, 1999, anti-dilutive securities existed. (see Note 6)

NOTE 13- EMPLOYEE STOCK OPTION PLAN:

      In July 1996, the Board of Directors and majority stockholders adopted a stock option plan under which 400,000 shares of the Company's common stock have been reserved for issuance. Under this plan, as of November 30, 1999 and 1998, 151,375 and 85,375 warrants have been issued to various employees. Of these outstanding warrants, 29,000 were exercised for the year ended August 31, 1999 and none for the year ended August 31, 1998. Additionally, 10,250 warrants have expired as of August 31, 1999.

NOTE 14 - RETIREMENT PLANS:

      During October 1997, the Company initiated a 401(k) plan for its employees which is funded through the contributions of its participants. This plan maintains that the Company will match up to 3% of each participant's contribution. For the months ended November 30, 1999 and 1998, employee contributions were approximately $120,045 and $74,654, respectively. The Company matched approximately $39,385.23 and $22,765 respectively for those same periods.

NOTE 15 - MAJOR CUSTOMER:

      As of November 30, 1999, the Company had a receivable due from Link - Two Communications (Link II) in the amount of $6,641,892. This account receivable has been converted to a note receivable (see Note 9). As of August 31, 1999, Link II is continuing to sell equity securities, assets, and products that are being used to retire this note receivable. This receivable is secured by substantially all assets of Link II including radio frequency licenses that have been valued by outside appraisal firms to in excess of twenty million dollars. In August 1999, Link II commenced operations of its nationwide two-way messaging system. Based upon the aforementioned, management believes the risks involved with this receivable are minimal.

NOTE 16 - SUBSEQUENT EVENTS:

      During January 2000, the Company signed a letter of intent with Atlantic Pacific Communications, Inc. to acquire Atlantic Pacific Communications (AtlanticPacific) for 519,000 restrictive shares of common stock. Additionally, the principal shareholders of Atlantic Pacific can earn an additional 3,000,000 restricted common shares over a over a four-year period of time upon attainment of stipulated sales levels between $10,000,000 and $60,000,000.

                           [MCMANUS & CO. LETTERHEAD]

                         INDEPENDENT ACCOUNTANT'S REPORT


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
OF EAGLE WIRELESS INTERNATIONAL, INC.:

We have audited the accompanying balance sheets of Eagle Wireless International, Inc. as of August 31, 1999 and 1998 and the related statements of earnings, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of Eagle Wireless International, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle Wireless International, Inc. as of August 31, 1999 and 1998 and the results of their earnings, shareholders' equity, and their cash flows for the years then ended are in conformity with generally accepted accounting principles.



MCMANUS & CO., P.C.
CERTIFIED PUBLIC ACCOUNTANTS
MORRIS PLAINS, NEW JERSEY

December 13, 1999

--------------------------------------------------------------------------------
                       EAGLE WIRELESS INTERNATIONAL, INC.
                                 BALANCE SHEETS
--------------------------------------------------------------------------------

                                         ASSETS

                                                                      AUGUST 31,
                                                             ----------------------------
                                                                 1999            1998
                                                             ------------    ------------
      CURRENT ASSETS:
         Cash and Cash Equivalents (Note 1) ..............   $    187,965    $  1,097,245
         Accounts Receivable (Note 2) ....................        286,269         245,889
         Inventories (Note 1) ............................      2,355,861       1,273,281
         Prepaid Expenses ................................        242,551          69,490
                                                             ------------    ------------
            Total Current Assets .........................      3,072,646       2,685,905

      PROPERTY AND EQUIPMENT (NOTE 1):
         Operating Equipment .............................        922,204         933,050
         Less: Accumulated Depreciation ..................       (333,474)       (223,645)
                                                             ------------    ------------
            Total Property and Equipment .................        588,730         709,405

      OTHER  ASSETS:
         Security Deposits ...............................         17,014           8,944
         Investment In Affiliate (Note 9) ................      6,641,892       5,146,189
                                                             ------------    ------------
            Total Other Assets ...........................      6,658,906       5,155,133
                                                             ============    ============
         TOTAL ASSETS ....................................   $ 10,320,282    $  8,550,443
                                                             ============    ============

                            LIABILITIES AND SHAREHOLDERS' EQUITY

      CURRENT LIABILITIES:
         Accounts Payable ................................   $    207,949    $    336,782
         Accrued Expenses ................................        106,355         117,915
         Shareholders' Advances (Note 11) ................              0          24,519
         Notes Payable (Note 3) ..........................         16,643          12,731
         Capital Lease Obligations (Note 4) ..............         14,962          11,125
         Deferred Revenues ...............................        532,772          56,504
         Federal Income Taxes Payable (Notes 1 & 5) ......        468,064         375,171
         Franchise Taxes Payable .........................         13,108          41,854
         Sales Taxes Payable .............................         48,348          37,983
         Deferred Taxes (Note 5) .........................          6,142           4,888
                                                             ------------    ------------
            Total Current Liabilities ....................      1,414,343       1,019,472

      LONG - TERM LIABILITIES:
         Capital Lease Obligations
            (net of current maturities) (Note 4) .........          3,939           8,621
         Deferred Taxes (Note 5) .........................          7,683           6,182
                                                             ------------    ------------
            Total Long - Term Liabilities ................         11,622          14,803

      COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 13)

      SHAREHOLDERS' EQUITY:
         Preferred Stock - $.001 par value
            Authorized 5,000,000 shares
            Issued -0- shares ............................              0               0
         Common Stock - $.001 par value
            Authorized 100,000,000 shares
            Issued and Outstanding at 1999 and 1998
                13,479,833 and 11,670,154, respectively ..         13,480          11,670
         Paid in Capital .................................      7,180,900       5,972,832
         Retained Earnings ...............................      1,699,937       1,531,666
                                                             ------------    ------------
            Total Shareholders' Equity ...................      8,894,317       7,516,168
                                                             ============    ============
         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ......   $ 10,320,282    $  8,550,443
                                                             ============    ============

--------------------------------------------------------------------------------
                       EAGLE WIRELESS INTERNATIONAL, INC.
                             STATEMENTS OF EARNINGS
--------------------------------------------------------------------------------

                                                           FOR THE YEARS ENDED AUGUST 31,
                                                     -----------------------------------------
                                                         1999           1998           1997
                                                     -----------    -----------    -----------
      NET SALES ..................................   $ 2,217,275    $ 4,827,434    $ 3,971,369

      COST OF GOODS SOLD
         Materials and Supplies ..................       542,515      1,181,776        920,375
         Direct Labor and Related Costs ..........       219,285        355,644        260,776
         Depreciation and Amortization ...........        80,069         17,542         21,400
         Other Manufacturing Costs ...............       494,633        409,992        346,453
                                                     -----------    -----------    -----------

            Total Cost of Goods Sold .............     1,336,502      1,964,954      1,549,004
                                                     -----------    -----------    -----------

      GROSS PROFIT ...............................       880,773      2,862,480      2,422,365
                                                     -----------    -----------    -----------

      OPERATING EXPENSES
         Selling, General and Administrative
            Salaries and Related Costs ...........        58,880        736,734        607,160
            Advertising and Promotion ............        75,816        193,172        176,131
            Depreciation and Amortization ........        65,095        128,997         58,135
            Research & Development ...............       438,693        236,869        333,200
            Other Support Costs ..................       680,497        811,286        430,413
                                                     -----------    -----------    -----------

            Total Operating Expenses .............     1,318,981      2,107,058      1,605,039
                                                     -----------    -----------    -----------
      EARNINGS/(LOSS) FROM OPERATIONS BEFORE OTHER
      REVENUES/(EXPENSES), INCOME TAXES, AND
      LOSS FROM MINORITY INTEREST IN AFFILIATE ...      (438,208)       755,422        817,326

      OTHER REVENUES/(EXPENSES)
         Interest Income .........................       799,098        427,144        328,760
         Interest Expense ........................       (10,081)        (5,451)        (6,533)
                                                     -----------    -----------    -----------
            Total Other Revenues .................       789,017        421,693        322,227
                                                     -----------    -----------    -----------
      EARNINGS BEFORE INCOME TAXES & LOSS FROM
      MINORITY INTEREST IN AFFILIATE .............       350,809      1,177,115      1,139,553

         Gain/(Loss) From Minority Interest
            in Affiliate .........................       (91,678)       (28,663)       (71,337)
                                                     -----------    -----------    -----------
      EARNINGS BEFORE INCOME TAXES ...............       259,131      1,148,452      1,068,216

         Provision For Income Taxes ..............        90,860        377,484        339,722
                                                     -----------    -----------    -----------
      NET EARNINGS ...............................       168,271        770,968        728,494

      RETAINED EARNINGS - BEGINNING OF YEAR ......     1,531,666        760,698         32,204
                                                     -----------    -----------    -----------
      RETAINED EARNINGS - END OF YEAR ............   $ 1,699,937    $ 1,531,666    $   760,698
                                                     ===========    ===========    ===========


         Net Earnings Per Common Share:
            Primary (Note 1) .....................   $      0.01    $      0.07    $      0.07
            Fully Diluted (Note 1) ...............   $      0.01    $      0.05    $      0.04

--------------------------------------------------------------------------------
                       EAGLE WIRELESS INTERNATIONAL, INC.
                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------


                                                                                        ADDITIONAL                         TOTAL
      SEPTEMBER 1, 1996                          COMMON STOCK            PREFERRED        PAID IN        RETAINED      SHAREHOLDERS'
      TO AUGUST 31, 1999                     SHARES         VALUE          STOCK          CAPITAL         EARNINGS        EQUITY
      --------------------------------    -----------    -----------    -----------     -----------     -----------     -----------

      Shareholders' Equity
      As Of September 1, 1996 ........      6,946,145    $     6,946    $         0     $ 2,037,856     $    32,204     $ 2,077,006
                                          -----------    -----------    -----------     -----------     -----------     -----------


      Net Earnings 1997 ..............                                                                      728,494         728,494


      Private Placement ..............      1,587,189          1,587              0       4,117,759               0       4,119,346

      Conversion of Notes Payable and
            Advances to Common Stock .      2,277,000          2,277              0         487,092               0         489,369

      Exercise of $.01 Warrants:
            B & F Trust ..............        490,000            490              0           4,410               0           4,900
            Futer Family Trust .......        154,000            154              0           1,386               0           1,540
            John Nagel ...............         28,000             28              0             252               0             280
            Bailey Trust .............         28,000             28              0             252               0             280

      Issuance of Warrants for
            Fundraising Activities ...              0              0              0         192,000               0         192,000

      Syndication Costs ..............              0              0              0      (1,020,827)              0      (1,020,827)
                                          -----------    -----------    -----------     -----------     -----------     -----------

      Total Shareholders' Equity
      As Of August 31, 1997 ..........     11,510,334         11,510              0       5,820,180         760,698       6,592,388

      Net Earnings 1998 ..............                                                                      770,968         770,968

      New Stock Issued to Shareholders
         J. Hamilton (Nov. 1997) .....         39,820             40              0          59,960               0          60,000
         D. Walker (Nov. 1997) .......         55,000             55              0          82,445               0          82,500
         D. Walker (Aug. 1998) .......         65,000             65              0          95,564               0          95,629

      Syndication Costs ..............              0              0              0         (85,317)              0         (85,317)
                                          -----------    -----------    -----------     -----------     -----------     -----------


      Total Shareholders' Equity
      As Of August 31, 1998 ..........     11,670,154         11,670              0       5,972,832       1,531,666       7,516,168
                                          -----------    -----------    -----------     -----------     -----------     -----------

      Net Earnings 1999 ..............                                                                      168,271         168,271

      New Stock Issued to Shareholders
         Issuance of Common Stock
              For Services Rendered ..         34,470             34              0         163,457               0         163,491
              For Exercise of Warrants      1,775,209          1,776              0       1,044,611               0       1,046,387
                                          -----------    -----------    -----------     -----------     -----------     -----------


      Total Shareholders' Equity
      As Of August 31, 1999 ..........     13,479,833    $    13,480    $         0     $ 7,180,900     $ 1,699,937     $ 8,894,317
                                          ===========    ===========    ===========     ===========     ===========     ===========

--------------------------------------------------------------------------------
                       EAGLE WIRELESS INTERNATIONAL, INC.
                            STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                          FOR THE YEARS ENDED AUGUST 31,
                                                                   -------------------------------------------
                                                                       1999            1998            1997
                                                                   -----------     -----------     -----------
     CASH FLOWS FROM OPERATING ACTIVITIES
        Net Earnings                                               $   168,271     $   770,968     $   728,494

         Adjustments To Reconcile Net Earnings To Net Cash
           Used By Operating Activities:
            Depreciation and Amortization .....................        145,164         146,539          79,535
            Stock Issued for Services Rendered ................        163,491               0               0
            (Increase)/Decrease in Accounts Receivable ........        (40,380)     (2,496,797)     (2,536,348)
            (Increase)/Decrease in Inventories ................     (1,082,580)       (261,063)       (486,907)
            (Increase)/Decrease in Prepaid Expenses ...........       (173,061)        (12,021)        (40,846)
            Increase/(Decrease) in Accounts Payable ...........       (128,833)         19,613           9,868
            Increase/(Decrease) in Accrued Payroll Taxes ......              0               0          16,635
            Increase/(Decrease) in Accrued Expenses ...........        (11,560)        117,915         (53,374)
            Increase/(Decrease) in Deferred Taxes .............          2,755         (14,147)         19,534
            Increase/(Decrease) in Customer Deposits ..........              0               0        (209,283)
            Increase/(Decrease) in Deferred Revenues ..........        476,268          56,504               0
            Increase/(Decrease) in Sales Tax Payable ..........         10,365          37,983               0
            Increase/(Decrease) in Federal Income Taxes Payable         92,893         114,259         260,912
            Increase/(Decrease) in Franchise Taxes Payable ....        (28,746)         21,854          20,000
                                                                   -----------     -----------     -----------

            Total  Adjustments ................................       (574,224)     (2,269,361)     (2,920,274)
                                                                   -----------     -----------     -----------

         Net Cash Used By Operating Activities ................       (405,953)     (1,498,393)     (2,191,780)

      CASH FLOWS FROM INVESTING ACTIVITIES
            (Purchase)/Disposal of Property and Equipment .....        (24,489)       (377,247)       (164,937)
            (Increase)/Decrease in Other Assets ...............         (8,070)          4,065          35,769
            (Increase)/Decrease in Investment in Affiliate ....     (1,495,703)         28,663         (28,663)
                                                                   -----------     -----------     -----------

         Net  Cash  Used  By  Investing  Activities ...........     (1,528,262)       (344,519)       (157,831)

      CASH FLOWS FROM FINANCING ACTIVITIES
            Increase/(Decrease) in Notes Payable (Long-Term) ..              0               0        (375,000)
            Increase/(Decrease) in Notes Payable (Short-Term) .          3,912          12,731         (11,082)
            Increase/(Decrease) in Capital Leases .............           (845)        (15,094)         (2,558)
            Increase/(Decrease) in Shareholders' Advances .....        (24,519)       (104,853)       (160,628)
            Increase/(Decrease) in Subscriptions Payable ......              0               0         (97,500)
            Proceeds From Sale of Common Stock, Net ...........      1,046,387         152,812       3,786,888
                                                                   -----------     -----------     -----------

         Net Cash Provided By Financing Activities ............      1,024,935          45,596       3,140,120

         Net Increase/(Decrease) in Cash ......................       (909,280)     (1,797,316)        790,509

      CASH AT THE BEGINNING OF THE YEAR .......................      1,097,245       2,894,561       2,104,052
                                                                   -----------     -----------     -----------

      CASH AT THE END OF THE YEAR .............................    $   187,965     $ 1,097,245     $ 2,894,561
                                                                   ===========     ===========     ===========


            Supplemental Disclosures of Cash Flow Information:
            Net cash paid during the year for:
               Interest .......................................    $    10,081     $     5,451     $     6,533
               Income Taxes ...................................         75,051         338,688         306,254

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999


NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

      Eagle Wireless International, Inc., (the Company), incorporated as a Texas corporation on May 24, 1993 and commenced business in April of 1996. The Company is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. The Company designs, manufactures, markets and services its products under the Eagle name. These products include transmitters, receivers, controllers, software and other equipment used in personal communications systems (including paging, voice messaging, cellular and message management and mobile data systems) and radio and telephone systems.

      Prior to April 1996, the Company was inactive. During April, 1996, the Company commenced operations by the issuance of stock for cash, certain inventories, test equipment, other assets, and the assumption of certain liabilities to its principal shareholder. Concurrent with this transaction, the Company entered into an asset purchase agreement with a company to acquire certain other production equipment, inventories and furniture and equipment.

A)    Cash and Cash Equivalents

      The Company has $29,059 and $1,088,555 invested in interest bearing accounts at August 31, 1999 and 1998, respectively.

B)    Property and Equipment

      Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated by using the straight-line method for financial reporting and accelerated methods for income tax purposes. The recovery classifications for these assets are listed as follows:

                                            YEARS
                                            -----
            Machinery and equipment           7
            Furniture and Fixtures            7

      Expenditures for maintenance and repairs are charged against income as incurred and major improvements are capitalized.

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999


NOTE 1 -BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES: (continued)

C)    Inventories

      Inventories are valued at the lower of cost or market. The cost is determined by using the FIFO method. Inventories consist of the following items:

                                                     AUGUST 31,
                                          ------------------------------
                                               1999             1998
                                          ------------      ------------
            Raw Materials                 $  1,215,003      $    719,157
            Work in Process                  1,119,672           554,124
            Finished Goods                      21,186             - 0 -
                                          ------------      ------------
                                          $  2,355,861      $  1,273,281
                                          ============      ============

D)    Organizational Costs

      For the year ended August 31, 1998, the Company has adopted the provisions of the AICPA's Statement of Position (SOP) No. 98-5 "Reporting on the Costs of Start-Up Activities", which requires that all costs related to a companies start-up activities should now be expensed during the period incurred rather than capitalized and amortized over a period of time.

      Prior to the year ended August 31, 1998, organizational costs had been amortized using the straight - line method over a period of sixty (60) months. As a result of "SOP" 98-5, unamortized organization costs of $2,328 have been expensed through amortization expense for the year ended August 31, 1998.

E)    Research and Development Costs

      The Company's research and development costs include obligations to perform contractual services for outside parties. These costs are expensed as contract revenues are earned. Research and development costs of $438,693 and $236,869 were expensed for the periods ended August 31, 1999 and 1998, respectively. Contract revenues earned for the periods ended August 31, 1999 and 1998 were approximately $755,771 and $656,512, respectively.

F)    Income Taxes

      The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", which requires a change from the deferral method to assets and liability method of accounting for income taxes. Timing differences exist between book income and tax income which relate primarily to depreciation methods.

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

NOTE 1 -BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES: (continued)

G)    Net Earnings Per Common Share

      Net earnings per common share is shown as both basic and diluted. Basic earnings per common share are computed by dividing net income less any preferred stock dividends (if applicable) by the weighted average number of shares of common stock outstanding. Diluted earnings per common share are computed by dividing net income less any preferred stock dividends (if applicable) by the weighted average number of shares of common stock outstanding plus any dilutive common stock equivalents. The components used for the computations are shown as follows:

                                               AUGUST 31, 1999   AUGUST 31, 1998
                                               ---------------   ---------------
      Weighted Average Number of Common
          Shares Outstanding Including:

      Primary Common Stock Equivalents            11,980,911       11,594,902
      Fully Dilutive Common Stock Equivalents     12,049,911       14,019,902

H)    Impairment of Long Lived and Identifiable Intangible Assets

      The Company evaluates the carrying value of long-lived assets and identifiable intangible assets for potential impairment on an ongoing basis. An impairment loss would be deemed necessary when the estimated non-discounted future cash flows are less than the carrying net amount of the asset. If an asset were deemed to be impaired, the asset's recorded value would be reduced to fair market value. In determining the amount of the charge to be recorded, the following methods would be utilized to determine fair market value:

            1)    Quoted market prices in active markets.

            2)    Estimate based on prices of similar assets

            3)    Estimate based on valuation techniques

      As of August 31, 1999 and 1998, no impairment existed.

I)    Warrants for Funding Activities

      To date, the Company has issued the following warrants: 5,033,334 Class A; 5,033,334 Class B; 1,050,000 Class C; 1,050,000 $.05; 1,375,000 $.50;
      425,000 $5.00;150,000 $1.50; 150,000 $2.00; 200,000 $3.00; 200,000 $5.00;
      200,000 $7.00; 200,000 $9.00; 200,000 $11.00; and 50,000 $2.00. Certain of
      these warrants were issued to individuals and trusts for their assistance in the fundraising activities. The Company has assigned a value of $280,343 as compensation for these fund raising activities.

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

NOTE 1 -BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES: (continued)

J)    Advertising and Promotion

      All advertising related costs are expensed as incurred. The Company does not incur any cost for direct-response advertising. For the periods ended August 31, 1999 and 1998, the Company had expensed $75,816 and $193,172, respectively.

K)    Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

L)    Comprehensive Income

      There were no items of other comprehensive income in 1999 and 1998, and, thus, net income is equal to comprehensive income for each of those years.

M)    Reclassification

      The Company has reclassified certain costs and expenses for the year ended August 31, 1998 to facilitate comparison to the year ended August 31, 1999.


NOTE 2 - ACCOUNTS RECEIVABLE:

      Accounts receivable consist of the following:

                                                        AUGUST 31,
                                              ---------------------------
                                                  1999            1998
                                              ----------      -----------
      Accounts Receivable                     $  286,269      $   245,889
      Allowance for Doubtful Accounts              - 0 -            - 0 -
                                              ----------      -----------
      Net Accounts Receivable                $   286,269      $   245,889
                                             ===========      ===========

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

NOTE 3 -  NOTES PAYABLE:
                                                            AUGUST 31,
                                                      --------------------
                                                        1999         1998
                                                      -------      -------
      Unsecured note to Imperial Premium
      Finance bearing interest at 14.9%,
      due $1,795 monthly until February 2000 ...      $ 5,386      $ - 0 -

      Unsecured note to Central Insurance
      bearing no interest, due $1,031
      monthly until March 2000 .................        5,220        - 0 -

      Unsecured note to Paula Insurance
      bearing no interest, due $373 monthly
      until March 2000 .........................        1,124        - 0 -

      Unsecured note to West Coast Life
      Insurance bearing no interest, due
      $2,457 quarterly until May 2000 ..........        4,913        - 0 -

      Unsecured note to Canawill Insurance
      bearing interest at 9.6%, due $2,122
      monthly until January 1999 ...............      $ - 0 -      $12,731
                                                      -------      -------

            Total ..............................       16,643       12,731
            Less Current Portion of
               Long - Term Debt ................       16,643       12,731
                                                      -------      -------

            Total Long - Term Debt .............      $ - 0 -      $ - 0 -
                                                      =======      =======


NOTE 4 - CAPITAL LEASE OBLIGATIONS:

                                                            AUGUST 31,
                                                      --------------------
                                                        1999         1998
                                                      -------      -------
      Equipment lease with Konica bearing
      interest at 8.9%, payable in monthly
      installments of $445; due Aug. 2001.......        9,720        - 0 -

      Equipment lease with Associates
      Capital bearing interest at 7%,
      payable in monthly installments
      of $1,177; due Sept. 1998.................        - 0 -        2,272

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

NOTE 4 - CAPITAL LEASE OBLIGATIONS: (continued)
                                                            AUGUST 31,
                                                      --------------------
                                                        1999         1998
                                                      -------      -------
      Equipment lease with IKON
      Office Solutions bearing
      interest at 18% payable
      in monthly installments of
      $105; due March 2000.                               695        1,746

      Software lease with Manifest
      Group bearing interest at 14%,
      payable in monthly installments
      of $751; due August 2000.                       $ 8,487      $15,728
                                                      -------      -------

              Total Obligations                        18,902       19,746
              Less Current Portion of
                 Lease Obligations                     15,047       11,125
                                                      -------      -------
              Total Long - Term Capital
             Lease Obligations                        $ 3,855      $ 8,621
                                                      =======      =======

      The capitalized lease obligations are collateralized by the related equipment acquired with a net book value of approximately $ 29,600 and $ 45,000 at August 31, 1999 and 1998, respectively. The future minimum lease payments under the capital leases and the net present value of the future lease payments at August 31, 1999 and 1998 are as follows:

                                                 AUG. 31, 1999   AUG. 31, 1998
                                                 -------------   -------------

      Total minimum lease payments ...........       $20,405       $22,319
      Less: Amount representing interest .....         1,503         2,573
                                                     -------       -------
      Present value of net minimum
          lease payments .....................       $18,902       $19,746
                                                     =======       =======


                  Future obligations under the lease terms are:

                   PERIOD ENDING
                     AUGUST  31,                     AMOUNT
                   -------------                   ----------
                        2000                       $   14,522
                        2001                            4,380
                                                   ----------
                         Total                     $   18,902
                                                   ==========

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

NOTE 5 - INCOME TAXES:

      As discussed in note 1, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Implementation of SFAS 109 did not have a material cumulative effect on prior periods nor did it result in a change to the current year's provision.

A) The effective tax rate for the Company is reconcilable to statutory tax rates as follows:

                                                         AUGUST 31,
                                                      ----------------
                                                      1999        1998
                                                      ----        ----
                                                        %           %
            U.S. Federal Statutory Tax Rate ...         34          34
            U.S. Valuation Difference .........          1          (1)
                                                      ----        ----
            Effective U.S. Tax Rate ...........         35          33
            Foreign Tax Valuation .............        -0-         -0-
                                                      ----        ----
            Effective Tax Rate ................         35          33
                                                      ====        ====

B) Items giving rise to deferred tax assets / liabilities are as follows:

                                                                 AUGUST 31,
                                                          ----------------------
                                                             1999         1998
                                                          ---------    ---------
            Deferred Tax Assets:

                 Tax Loss Carry-forward ..............    $   - 0 -    $   - 0 -
                                                          ---------    ---------

            Deferred Tax Liability:

                 Depreciation ........................      13,852        11,070
                                                         ---------     ---------

            Valuation Allowance ......................       - 0 -         - 0 -
                                                         ---------     ---------


                 Net Deferred Tax Asset / Liability ..   $  13,852     $  11,070
                                                         =========     =========


NOTE 6 - PREFERRED STOCK, STOCK OPTIONS AND WARRANTS:

      In July 1996, the Board of Directors and majority shareholders authorized 5,000,000 shares of Preferred Stock with a par value of $0.001. As of August 31, 1999, no Preferred Stock has been issued.

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

NOTE 6 - PREFERRED STOCK, STOCK OPTIONS, AND WARRANTS: (continued)

      In July 1996, the Board of Directors and majority shareholders adopted an employee stock option plan under which 400,000 shares of Common Stock have been reserved for issuance. The options granted for under this plan are to purchase fully paid and non-assessable shares of the Common Stock, par value $.001 per share at a price equal to the underlying common stock's market price at the date of issuance. These options may be redeemed six months after issuance, expire five years from the date of issuance and contain a cash-less exercise feature. The underlying shares of common stock were registered for resale under the Securities Act of 1933 on February 19, 1999. As of August 31, 1999, 146,375 options have been granted pursuant to such plan with 29,000 being exercised.

      In May of 1996, the Company received an aggregate of $375,000 in bridge financing in the form of interest-free convertible notes from unaffiliated individuals. Holders of $369,000 of these notes converted into 369,000 shares of Company common stock, and the balance of $6,000 was retired in November of 1996. In conjunction with the issuance of such indebtedness, the Company has issued such investors $.50 Warrants to purchase 375,000 shares of common stock, and $5.00 Warrants to purchase up to 375,000 shares of common stock.

      The Company has issued the following warrants that have since been exercised or expired:

            700,000 stock purchase warrants which expire July 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.01 per share. These warrants were exercised as of August 31, 1997.

            1,050,000 stock purchase warrants which expire July 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.05 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for twenty consecutive trading days, yet still expire July 1999 if not exercised. During April 1999, the Company's Board of Directors removed the requirement that the Company's common stock trade at a price of no less than $5.50 per share for twenty consecutive trading days provided that the holders of the warrants exercise the warrants prior to the expiration date and remit to the Company a fee of $.70 per underlying share upon exercise of the warrants. Prior to expiration, 1,037,500 warrants had been exercised whereas 12,500 warrants expired.

            1,375,000 stock purchase warrants which expire July 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.50 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for twenty consecutive trading days, yet still expire July 1999 if not exercised. During April 1999, the Company's Board of Directors removed the requirement that the Company's common stock trade at a price of no less than $5.50 per share for twenty consecutive trading days provided that the holders of the warrants exercise the warrants prior to the expiration date and remit to the Company a fee of $.25 per underlying share upon exercise of the warrants. Prior to expiration, 1,325,000 warrants had been exercised whereas 50,000 warrants expired.

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

NOTE 6 - PREFERRED STOCK, STOCK OPTIONS, AND WARRANTS: (continued)

            425,000 stock purchases warrants that expire July 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $5.00 per share. These warrants are subject to restrictions regarding the timing of exercise. The underlying shares of common stock were registered for resale on September 4, 1997 under the Securities Act of 1933. Prior to expiration, no warrants had been exercised whereas 425,000 warrants expired.

      The Company has issued and outstanding the following warrants which have not yet been exercised at August 31, 1999:

            150,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $1.50 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $4.00 per share for sixty-one consecutive trading days. The underlying shares of common stock were registered for resale under the Securities Act of 1933 on March 19, 1999. These warrants will expire on March 19, 2000.

            150,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $2.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for sixty-one consecutive trading days. The underlying shares of common stock were registered for resale under the Securities Act of 1933 on March 19, 1999. These warrants will expire on March 19, 2000.

            50,000 stock purchase warrants which expire August 31 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price of $2.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the warrants by paying holders $.05 per warrant. As of August 31, 1999, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933.

            200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $3.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $7.50 per share for sixty-one consecutive trading days. The underlying shares of common stock were registered for resale under the Securities Act of 1933 on March 19, 1999. These warrants will expire on March 19, 2000.

            200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $5.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $10.00 per share for thirty-one consecutive trading days. These warrants will expire three years from the date of effective registration of the underlying shares of common stock. As of August 31, 1999, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

NOTE 6 - PREFERRED STOCK, STOCK OPTIONS, AND WARRANTS: (continued)

            200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $7.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $12.00 per share for thirty-one consecutive trading days. These warrants will expire three years from the date of effective registration of the underlying shares of common stock. As of August 31, 1999, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $9.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $14.00 per share for thirty-one consecutive trading days. These warrants will expire five years from the date of effective registration of the underlying shares of common stock. As of August 31, 1999, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $11.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $16.00 per share for thirty-one consecutive trading days. These warrants will expire five years from the date of effective registration of the underlying shares of common stock. As of August 31, 1999, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            5,033,334 Class A stock purchase warrants which expire August 31, 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $4.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class A Warrants by paying holders $.05 per Class A Warrant. The underlying shares of common stock were registered for resale on September 4, 1997 under the Securities Act of 1933.

            5,033,334 Class B stock purchase warrants which expire August 31, 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price of $6.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $7.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class B Warrants by paying holders $.05 per Class B Warrant. The underlying shares of common stock and Class B Warrants were registered for resale on September 4, 1997 under the Securities Act of 1933. These warrants trade under the symbol "EGLWZ".

            1,050,000 Class C stock purchase warrants which expire August 31 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price of $2.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class C Warrants by paying holders $.05 per Class C Warrant. The underlying shares of common stock were registered for resale on September 4, 1997 under the Securities Act of 1933.

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

NOTE 6 - PREFERRED STOCK, STOCK OPTIONS, AND WARRANTS: (continued)

      The warrants outstanding are segregated into four categories (exercisable, non-exercisable, non-registered, and expired). They are summarized as follows:

                WARRANTS ISSUED        WARRANTS EXERCISABLE                                           WARRANTS EXPIRED
  CLASS           AUGUST 31,                AUGUST  31,                     WARRANTS                    AUGUST  31,
    OF       ----------------------    ---------------------    ---------------------------------   --------------------
 WARRANTS      1999         1998         1999         1998      NON-EXERCISABLE   NON-REGISTERED     1999        1998
----------   ---------    ---------    ---------   ---------    ---------------   ---------------   ---------   --------
   0.01      Exercised    Exercised         --          --                 --                --          --         --
   0.05      Exercised    1,050,000         --          --                 --                --        12,500       --
   0.50      Exercised    1,375,000         --          --                 --                --        50,000       --
   5.00        Expired      425,000*        --       425,000               --                --       425,000       --
   4.00      5,033,334*   5,033,334*   5,033,334   5,033,334               --                --          --         --
   6.00      5,033,334*   5,033,334*   5,033,334   5,033,334               --                --          --         --
   2.00      1,050,000*   1,050,000*   1,050,000   1,050,000               --                --          --         --

   1.50        150,000*     150,000      150,000        --                 --                --          --         --
   2.00        150,000*     150,000      150,000        --                 --                --          --         --
   3.00        200,000*     200,000      200,000        --                 --                --          --         --
   5.00        200,000      200,000         --          --                 --             200,000        --         --
   7.00        200,000      200,000         --          --                 --             200,000        --         --
   9.00        200,000      200,000         --          --                 --             200,000        --         --
  11.00        200,000      200,000         --          --                 --             200,000        --         --

   2.00         50,000*      50,000*      50,000      50,000               --                --          --         --
   ESOP         27,375*      14,875*      13,625      12,125              3,500              --        10,250       --
   ESOP        119,000       68,000       69,000       6,000             50,000              --          --         --

      An asterisk (*) denotes warrants which would have an anti-dilutive effect if currently used to calculate earnings per share for the year ended August 31, 1999.


NOTE 7 - RELATED PARTY TRANSACTIONS:

      For the year ended August 31, 1999, the Company has repaid certain advances to shareholders. (See Note 11)


NOTE 8 - SEGMENT INFORMATION:

      The Company had gross revenues of $2,359,184 and $4,827,434 for the years ended August 31, 1999 and 1998, respectively. The following parties individually represent a greater than ten percent of these revenues.

                                         AUGUST 31, 1999       AUGUST 31, 1998
                                     --------------------- ---------------------
     CUSTOMER                          AMOUNT   PERCENTAGE   AMOUNT   PERCENTAGE
     --------                        ---------- ---------- ---------- ----------
     Link-Two Communications, Inc.   $  991,692    42.83%  $2,892,769   59.92%
     RFTL ........................   $  755,771    32.64%     656,512   11.71%
                                     ==========    =====   ==========   =====

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

NOTE 9 - INVESTMENT IN LINK - TWO COMMUNICATIONS, INC.:

      The Company and Link - Two Communications, Inc. (Link II) have executed an agreement, whereby the Company would receive up to an eight percent equity interest in Link II in lieu of accruing finance charges on the outstanding balance owed by Link II to the Company. Under the agreement, equity in Link II was earned at a rate of 0.2% per month per $100,000 payable and outstanding for more than thirty days. At August 31, 1999 and 1998, the Company had earned a 5.0% and 5.0%, respectively, minority equity interest in Link II. This is evidenced by the issuance of 240,000 shares of Link II common stock to the Company. As of August 31, 1999 and 1998, the Company has recorded it share of losses in this unconsolidated affiliate. The loss as a minority shareholder totaled $91,678 and $28,663, respectively. The Company has reclassified its balances due from Link II as additional advances to affiliates.

      Certain principal stockholders (or affiliates thereof) of the Company, including James Futer, executive vice president, director, and chief operating officer, and A.L. Clifford, a director of the Company, are also principal stockholders of Link II. Mr. Clifford is also the chairman, president, and chief executive officer of Link II and Dr. Cubley is a director of Link II. Subsequent to August 31, 1999, Link II has entered into negotiations to acquire existing paging operations in Dallas, San Antonio and Houston. Additionally the company is currently negotiating with a utility company to install wireless meter reading equipment which will utilize the Link II radio frequency licenses and equipment.

      On October 1, 1999, Link II refinanced its existing accounts payable to Eagle Wireless International through the issuance of a $733,571 ten percent (10%) note secured by all lease station licenses and a $6,000,000 ten percent (10%) note secured by all assets (excluding licenses). These notes are due September 1, 2000. During October 1999, the Company pledged as collateral on a $4,500,000 convertible note, the $6,000,000 note receivable and its underlying collateral.


NOTE 10 - RISK FACTORS:

      For the years ended August 31, 1999 and 1998, substantially all of the Company's business activities have remained within the United States and have been extended to the wireless infrastructure industry. Approximately eighty-four percent of the Company's revenues and receivables have been created solely in the state of Texas, one-half percent have been created in the international market, and the approximate fifteen and one-half percent remainder has been created relatively evenly over the rest of the nation during the year ended August 31, 1999 whereas approximately seventy-four percent of the Company's revenues and receivables have been created solely in the state of Texas, one and one-half percent have been created in the international market, and the approximate twenty-four and one-half percent remainder has been created relatively evenly over the rest of the nation for the year ended August 31, 1998.

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

NOTE 10 - RISK FACTORS: (continued)

      Through the normal course of business, the Company generally does not require its customers to post any collateral. However, because Link II constitutes 43% and 60% of the Company's gross revenues and 64% and 60% of its gross assets for the years ended August 31, 1999 and 1998, respectively, the two companies have reached an agreement whereby the Company has received a minority interest in Link II based upon accounts receivable and has fully collateralized the debt. (See Note 9)

      Although the Company has concentrated its efforts in the wireless infrastructure industry during the years ended August 31, 1999 and 1998, it is management's belief that the Company faces little credit or economic risk due to the continuous growth the market is experiencing.


NOTE 11 - SHAREHOLDERS' ADVANCES:

      Certain officers and an employee advanced the Company $290,000. At August 31, 1999 and 1998, the Company owes $ -0- and $24,519, respectively. The shareholder advances are non-interest bearing and payable upon demand.


NOTE 12 - FOREIGN OPERATIONS:

      Although the Company is based in the United States, its product is sold on the international market. Presently, international sales total approximately 0.5 % and 1.4% at August 31, 1999 and 1998, respectively.


NOTE 13 - COMMITMENTS AND CONTINGENT LIABILITIES:

      The Company leases its primary office space for $10,000 per month with Space Industries, Inc. ("Space"). This non-cancelable lease commenced on July 1, 1999 and expires on March 29, 2001. In addition to the monthly rental, the Company will issue 100,000 shares of its common stock to Space. Space will have the right to sell no more than 10,000 shares per month until all shares have been sold. Additionally, Space will have the right to put to the Company all unsold shares held by Space in exchange for a payment calculated using the following formula:

            $173,000 - (gross proceeds from stock sales above $1.70 per share) minus ($1.73 x quantity of shares sold below $1.70 per share)

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

NOTE 13 - COMMITMENTS AND CONTINGENT LIABILITIES (continued):

      It is understood and agreed, and it is the intention of both parties, that this put right will provide Space with a guarantee that, so long as (a) Space does not sell or otherwise dispose of the common stock for less than $1.70 per share, and (b) Space exercises its put right between August 15, 2000 and August 31, 2000, Space will receive a minimum economic benefit of at least $170,000 from the common stock issued by the Company to Space. For the periods ending August 31, 1999 and 1998, rental expenses of $120,906 and $93,510, respectively, were incurred.

            Future obligations under the non-cancelable lease terms are:

                    PERIOD ENDING
                      AUGUST 31,                     AMOUNT
                    -------------                 ----------

                         2000                     $  217,140
                         2001                     $  126,665
                                                  ==========

      During the year ended August 31, 1998, the Company entered into an agreement with a public relations consultant whereby the consultant will develop, implement, and maintain an ongoing program to increase the investment community's awareness of the Company's activities and to stimulate the investment community's interest in the Company. As compensation for these services, the consultant will be paid $5,000 per month. Additionally, the consultant will receive options to purchase 100,000 shares of the Company's common stock for $1.00 per share. The delivery of the options to purchase the 100,000 shares of common stock is contingent upon the attainment of certain objective criteria as outlined in the July 16, 1998 agreement between the Company and the public relations consulting firm. At August 31, 1999, these options have been issued and exercised.

      The Company has been named as defendant in a lawsuit involving the Company's previous landlord with regard to breach of the lease. The Company has counter-claimed, also alleging breach of the lease. The Company intends to vigorously defend this matter as well as prosecute its counter-claim.

      The Company has provided a finance company a limited manufacturer's guarantee for an amount not to exceed $910,845 for equipment and services sold to a customer of the Company. In the event of default by the customer, after a minimum period of ninety days from the date default is declared and after having exhausted all available remedies against the customer, the finance company may seek payment directly from the Company. Under this guarantee, the Company may elect to assume the lease from the finance company under the original terms and conditions or may elect to pay all amounts due in arrears under the original agreement and pay-off the lease through a one-time payment of the unamortized balance.

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

NOTE 13 - COMMITMENTS AND CONTINGENT LIABILITIES (continued):

      During September 1998, the Company has filed a petition with the District Court in Harris County, Texas against a California corporation that sells manufacturing and accounting software, alleging deceptive trade practices, fraud, misrepresentation, negligence, and breach of implied warranty. At August 31, 1999, the Company had received full compensation and the case has been terminated.


NOTE 14 - EARNINGS PER SHARE:

      The following table sets forth the computation of basic and diluted earnings per share:

                                                     FOR THE YEAR ENDED  AUGUST, 1999
                                                   ------------------------------------
                                                     INCOME       SHARES      PER-SHARE
                                                   (NUMERATOR) (DENOMINATOR)   AMOUNT
                                                   ----------   ----------   ----------
      AMOUNT

      Net Income ..............................    $  168,272

      Basic EPS:
        Income available to common stockholders       168,272   11,980,911   $     0.01

      Effect of Dilutive Securities:
        Warrants ..............................         - 0 -       69,000
                                                   ----------   ----------


      Diluted EPS:
        Income available to common stockholders
          and assumed conversions .............    $  168,272   12,049,911   $     0.01
                                                   ==========   ==========   ==========

                                                  FOR THE YEAR ENDED AUGUST 31, 1998
                                                  -----------------------------------
                                                     INCOME        SHARES     PER-SHARE
                                                  (NUMERATOR)   (DENOMINATOR)   AMOUNT
                                                  ----------     ----------   ---------

      Net Income ...............................  $  770,968           --         --

       Basic EPS:
         Income available to common stockholders     770,968     11,594,902     $0.07

       Effect of Dilutive Securities: ..........       - 0 -      2,425,000       --
                                                  ----------     ----------
       Diluted EPS:
         Income available to common stockholders
           and assumed conversions .............  $  770,968     14,019,902     $0.06
                                                  ==========     ==========     =====

      For the years ended August 31, 1999 and 1998, anti-dilutive securities existed. (see Note 6)

      For the period September 1, 1999 to December 13, 1999, there were no transactions that would have materially changed the number of common shares or potential common shares outstanding.

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

NOTE 15 - EMPLOYEE STOCK OPTION PLAN:

      In July 1996, the Board of Directors and majority stockholders adopted a stock option plan under which 400,000 shares of the Company's common stock have been reserved for issuance. Under this plan, as of August 31, 1999 and 1998, 146,375 and 82,875 warrants have been issued to various employees. Of these outstanding warrants, 29,000 were exercised for the year ended August 31, 1999 and none for the year ended August 31, 1998. Additionally, 10,250 warrants have expired as of August 31, 1999.


NOTE 16 - RETIREMENT PLANS:

      During October 1997, the Company initiated a 401(k) plan for its employees which is funded through the contributions of its participants. This plan maintains that the Company will match up to 3% of each participant's contribution. For the years ended August 31, 1999 and 1998, employee contributions were approximately $103,000 and $56,500, respectively. The Company matched approximately $33,500 and $17,000, respectively for those same periods.


NOTE 17 - MAJOR CUSTOMER:

      As of August 31, 1998, the Company had a receivable due from Link - Two Communications (Link II) in the amount of $5,142,950. This account receivable has been converted to a note receivable (see Note 9). As of August 31, 1999, Link II is continuing to sell equity securities, assets, and products that are being used to retire this note receivable. This receivable is secured by substantially all assets of Link II including radio frequency licenses that have been valued by outside appraisal firms to in excess of twenty million dollars. In August 1999, Link II commenced operations of its nationwide two-way messaging system. Based upon the aforementioned, management believes the risks involved with this receivable are minimal.


NOTE 18 - SUBSEQUENT EVENTS:

      The Company entered into a convertible debenture arrangement with Global Capital Advisors, LTD to fund up to $4,500,000 over a two-year period. On October 7, 1999 the Company borrowed $1,500,000 under this agreement. The three-year convertible debenture bears interest at seven percent (7%) and can be redeemed in the Company's common stock or cash. Additionally, the Company is committed to issue up to 280,000 warrants with a strike price of $1.54 per warrant. These convertible debentures are secured by a note receivable from Link Two Communications, Inc. of $6,000,000.

                       EAGLE WIRELESS INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

NOTE 18 - SUBSEQUENT EVENTS: (continued)

      Subsequent to August 31, 1999, the Company has signed a letter of intent with Atlantic Pacific Communications, Inc. to start negotiations with regard to entering into a merger, acquisition, or joint venture.

      Subsequent to August 31, 1999, the Company has signed a letter of intent with a Florida Company to start negotiations with regard to entering into a merger, acquisition, or joint venture.

      Subsequent to August 31, 1999, the Company has formed BroadbandMagic.com, Inc., a wholly owned subsidiary. This subsidiary has been created primarily to market and sell the Company's products.

                              13,847,318 Shares

                          5,033,334 Class B Warrants

                      Eagle Wireless International, Inc.


                                 Common Stock

                               Class B Warrants


                          -------------------------


                                  PROSPECTUS

                          -------------------------






                          -------------------------


                               January __, 2000





                          -------------------------

       You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (A) and (B), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      D. Any indemnification under subsections (A) and (B) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (A) and (B). Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

      E. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the Articles of Incorporation. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      F. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      G. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Articles of Incorporation.

      H. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

            SEC Registration Fee.............  $   n/a
            NASD Registration Fee............      n/a
            Printing and Engraving Expenses..    5,000
            Legal Fees and Expenses..........   10,000
            Accounting Fees and Expenses.....    5,000
            Blue Sky Fees and Expenses.......      n/a
            Transfer Agent Fees..............      n/a
            Miscellaneous....................    5,000
                     TOTAL...................  $25,000

ITEM 26.        RECENT SALES OF UNREGISTERED SECURITIES

      From January 1997, through April 15, 1997 the company issued 768,334 shares of common stock, 728,334 Class A Warrants to purchase 768,344 shares of common stock at an exercise price of $4.00 per share, 768,334 Class B Warrants to purchase 768,334 shares of common stock at an exercise price of $6.00 per share and 1,050,000 Class C Warrants to purchase 1,050,000 shares of common stock at an exercise price of $2.00 per share to a limited number of investors pursuant to a private offering. The company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In December 1997, the company issued 95,000 shares in connection with acquisitions for consideration of $1.50 per share. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In November 1997, the company issued 82,445 shares of common stock to an entity for services rendered. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In November 1997 the company issued 59,960 shares of common stock to an individual in connection with the acquisition of his company's assets. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In December 1997, the company issued options to purchase 14,875 shares pursuant to the stock option plan. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Action as a transaction by an issuer not involving any public offering.

      In December 1997, the company issued class C warrants to purchase 50,000 shares of common stock to an individual for services rendered. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In February 1998, the company issued options to purchase 6,000 shares pursuant to the stock option plan. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In April 1998, the company issued options to purchase 6,500 shares pursuant to the stock option plan. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In July 1998, the company issued options to purchase 37,000 shares pursuant to the stock option plan. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In August 1998, the company issued 95,564 shares of common stock to an entity for services rendered. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In February 1999, the company issued 34,470 shares to a consultant for services rendered in the amount of $67,927.69. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In August 1999, the company issued 1,775,209 shares of common stock to seven individuals, four trusts and two entities upon the exercise of certain warrants. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In September 1999, the company issued 61,667 shares of common stock to two individuals for $36,317. The company believes that these issuances were exempt from registration pursuant to Section 4(2) of the Act as transactions by an issuer not involving any public offering.

      In October 1999, the company issued a convertible note in the amount of $1,500,000. The company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

ITEM 27.   EXHIBITS

            EXHIBIT NO.                          IDENTIFICATION OF EXHIBIT
            -----------              -----------------------------------------------------------
            3.1(1)                   Articles of Incorporation of the Company, as Amended
            3.1(a)(1)                Amendment to the Articles of Incorporation
            3.2(1)                   By-laws
            4.1(1)                   Form of Common Stock Certificate
            4.2(1)                   Class A Warrant Agreement and Form of Warrant
            4.3(1)                   Class B Warrant Agreement and Form of Warrant
            4.4(1)                   Form of $.05 Warrant
            4.5(1)                   Form of $.50 Warrant
            4.6(1)                   Form of $5.00 Warrant
            4.7(1)                   Class C Warrant Agreement and Form of Warrant
            5.1(2)                   Legal Opinion of Brewer & Pritchard, P.C.
            10.1(1)                  Asset  Purchase Agreement
            10.2(1)                  Stock Option Plan
            10.3(1)                  Form of Purchase Order
            10.4(1)                  Mega Holding Corporation  Agreement
            10.5(3)                  Stock Purchase Agreement by and between Eagle Wireless and
                                     GCA Strategic Investment Fund Limited
            23.1(2)                  Consent of McManus & Co., Inc.
            23.2(3)                  Consent of Brewer & Pritchard, P.C.

---------------
(1) Filed as an Exhibit (with the same corresponding Exhibit No. listed herein) to the company's Registration Statement on Form SB-2 (File No. 333-20011) and incorporated herein by reference.
(2) Filed herewith.
(3) Filed as Exhibit 10.1 to the company's Registration Statement on Form S-3 (File No. 333-20011) and incorporated by reference.
(4) Included in Exhibit 5.1

ITEM 28.   UNDERTAKINGS

     A. The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         iii. To include any additional or changed material information with respect to the plan of distribution.

      (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4)i. That, for the purpose of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         ii. That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of League City, State of Texas, on the 18 day of January, 2000.

                        Eagle Wireless International, Inc.


                        By:   /s/ H.  DEAN CUBLEY
                              ---------------------------
                              H. Dean Cubley, President,
                              Chief Executive Officer and
                              Director

        ----------------------------------------------------------------

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                                                     TITLE                                             DATE
---------                                      -----------------------------------                     ----------------------
/s/ H.  DEAN CUBLEY                            President, chief executive officer                      January 18, 2000
--------------------------                     and director
    H.  Dean Cubley


/s/ RICHARD ROYALL                             Chief financial officer (principal                      January 18, 2000
--------------------------                     financial and accounting officer)
    Richard Royall


/s/ CHRISTOPHER W.  FUTER                      Director                                                January 18, 2000
--------------------------
    Christopher W.  Futer



/s/ A.L.  CLIFFORD                             Director                                                January 18, 2000
--------------------------
    A.L.  Clifford

                                      II-7